UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)
Filed by the Registrant
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Filed by a party other than the Registrant
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Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
FLYWIRE CORPORATION
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Stockholder:

April 22, 2025

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Flywire Corporation (Flywire) that will be held on Tuesday, June 3, 2025 at 9:30 a.m. EDT (the Annual Meeting). The Annual Meeting will be held virtually via live audio webcast on the internet at www.proxydocs.com/FLYW. Even though our Annual Meeting will be held virtually, stockholders will still have the ability to participate and vote their shares at the Annual Meeting if they wish.

Details regarding the Annual Meeting and the business to be conducted are described in the accompanying proxy materials. Also included is a copy of our annual report on Form 10-K for the year ended December 31, 2024 (the 2024 Annual Report). We encourage you to read this information carefully. Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, by telephone or by mailing a proxy card, if you have requested one. Please review the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail regarding each of these voting options.

Thank you for your ongoing support of Flywire.

Very truly yours,

Michael Massaro

Chief Executive Officer and Director

FLYWIRE CORPORATION

141 Tremont St., 10th Floor

Boston, Massachusetts 02111

Notice of Annual Meeting

for 2025 Annual Meeting of Stockholders

Time and Date: Tuesday, June 3, 2025 at 9:30 a.m. EDT.	Place: The Annual Meeting will be held via live webcast at www.proxydocs.com/FLYW. To participate, you will need the 16-digit control number provided on your proxy card or voting instruction form.	Record Date: You are entitled to vote if you were a stockholder of record as of the close of business on April 8, 2025.

ITEMS OF BUSINESS

1	To elect the two directors named in the proxy statement accompanying this notice to serve as Class I directors until the annual meeting held in 2028 and until their successors are duly elected and qualified.

2	To ratify the appointment of PricewaterhouseCoopers LLP as Flywire Corporation’s independent registered public accounting firm for the year ending December 31, 2025.

3	To approve, on a non-binding, advisory basis, the compensation of Flywire Corporation’s named executive officers as described in this proxy statement.

To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

ADJOURNMENTS AND POSTPONEMENTS

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

VOTING

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement and vote on the internet or by telephone or submit your proxy card, if you have requested one, as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers about Procedural Matters.”

A Notice of Internet Availability of Proxy Materials (Notice) has been mailed to stockholders of record on or about April 22, 2025. The Notice contains instructions on how to access our proxy statement for our 2025 Annual Meeting of Stockholders and our 2024 Annual Report (together, the proxy materials). The Notice also provides instructions on how to vote online, by telephone or by mail and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following internet address: www.proxydocs.com/FLYW.

By order of the Board of Directors,

Michael Massaro

Chief Executive Officer and Director

This notice of annual meeting, proxy statement and accompanying form of proxy card are being made available on or about April 22, 2025.

FLYWIRE CORPORATION

141 Tremont St., 10th Floor

Boston, Massachusetts 02111

PROXY STATEMENT

For 2025 Annual Meeting of Stockholders

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2025 Annual Meeting of Stockholders (the Annual Meeting) to be held at 9:30 a.m. EDT on Tuesday, June 3, 2025, and any postponements or adjournments thereof. The Annual Meeting will be held virtually via a live audio webcast on the internet at www.proxydocs.com/FLYW. There will not be a physical meeting location available for in-person participation. We believe holding our Annual Meeting online will facilitate greater stockholder attendance while still providing comparable rights and opportunities to participate, including the ability to ask questions, as a stockholder would have if he, she or they were attending our Annual Meeting in person. Beginning on or about April 22, 2025, we mailed to our stockholders of record a Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access our proxy materials. As used in this proxy statement, the terms “Flywire,” the “Company,” “we,” “us,” and “our” mean Flywire Corporation unless the context indicates otherwise. Unless otherwise noted or unless the context provides otherwise, all references in this proxy statement to our “common stock” refers to our voting common stock.

Flywire Corporation   1   2025 Proxy Statement

Questions and Answers about Procedural Matters

ANNUAL MEETING

Q:	WHY AM I RECEIVING THESE PROXY MATERIALS?

A:

Our Board of Directors is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on Tuesday, June 3, 2025 at 9:30 a.m. EDT, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. The Notice, this proxy statement and accompanying form of proxy card are being made available to you on or about April 22, 2025. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (SEC) rules and that is designed to assist you in voting your shares.

Q:	WHAT IS INCLUDED IN THE PROXY MATERIALS?

A:	The proxy materials include:

•	This proxy statement for the Annual Meeting;

•	Our annual report on Form 10-K for the year ended December 31, 2024 (the 2024 Annual Report); and

•	The proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.

Q:	HOW CAN I GET ELECTRONIC ACCESS TO THE PROXY MATERIALS?

A:

The proxy materials are available at www.proxyvote.com and at https://ir.flywire.com. Our website address is included for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

You can find directions on how to instruct us to send future proxy materials to you by email at www.proxyvote.com. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	WHAT INFORMATION IS CONTAINED IN THIS PROXY STATEMENT?

A:

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

Q:	WHERE IS THE ANNUAL MEETING?

A:	The Annual Meeting will be held virtually via live audio webcast on the internet at www.proxydocs.com/FLYW.

Q:	CAN I ATTEND THE ANNUAL MEETING?

A:

You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of April 8, 2025 (the Record Date). The Annual Meeting will begin promptly at 9:30 a.m. EDT on Tuesday, June 3, 2025.

STOCK OWNERSHIP

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:

Stockholders of record—If your shares are registered directly in your name with our transfer agent, Computershare Inc. (Computershare), you are considered, with respect to those shares, the “stockholder of record,” and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the Annual Meeting.

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Beneficial owners—Many Flywire stockholders hold their shares through a broker, bank, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee (commonly referred to as being held in “street name”), you are considered the “beneficial owner” of such shares. The Notice was forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not vote your shares at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

QUORUM AND VOTING

Q:	HOW MANY SHARES MUST BE PRESENT OR REPRESENTED TO CONDUCT BUSINESS AT THE ANNUAL MEETING?

A:

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Bylaws and the General Corporation Law of the State of Delaware. The presence, in person or represented by proxy, of the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting will constitute a quorum at the meeting.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted with respect to a particular matter.

Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:	WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

A:

Holders of record of our common stock at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 120,004,210 shares of voting common stock outstanding. In deciding all matters at the Annual Meeting, each holder of shares of our voting common stock will be entitled to one vote for each share of voting common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:	HOW CAN I VOTE MY SHARES AT THE ANNUAL MEETING?

A:

Shares held in your name as the stockholder of record may be voted at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card, if you have requested one, or follow the voting directions described below, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

A:	Stockholder of record—If you are a stockholder of record, there are three ways to vote without attending the Annual Meeting:

Via the Internet	By Telephone	By Mail
You may vote by proxy via the internet by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by following the instructions provided in the proxy card.	You may vote by proxy by telephone by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by calling the toll-free number found on the proxy card.	If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Flywire Corporation   3   2025 Proxy Statement

Beneficial owners—If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to your Notice or other information forwarded by your bank or broker to see which voting options are available to you.

Q:	WHAT HAPPENS IF I DO NOT GIVE SPECIFIC VOTING INSTRUCTIONS?

A:	Stockholder of record—If you are a stockholder of record and you:

•	Indicate when voting via the internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•

Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners—If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. However, several large brokers have recently eliminated the practice of discretionary voting of uninstructed shares, including on matters generally identified as “routine”. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:	WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?

A:

The following chart sets forth the proposals scheduled for a vote at the Annual Meeting, our Board of Directors’ recommendation with respect to such proposals, the vote required for such proposals to be approved and whether broker discretionary voting is allowed on such proposal.

PROPOSAL		BOARD RECOMMENDATION	VOTE REQUIRED	BROKER DISCRETIONARY VOTING ALLOWED

1	Elect two directors to serve as Class I directors until the 2028 Annual Meeting of Stockholders	FOR	Plurality	No

2	Ratify the appointment of PricewaterhouseCoopers LLP as Flywire Corporation’s independent registered public accounting firm for the year ending December 31, 2025	FOR	Majority Voted	Yes

3	Approve, on a non-binding, advisory basis, the compensation of Flywire Corporation’s named executive officers	FOR	Majority Voted	No

Plurality—Directors will be elected by a plurality of the votes cast at the meeting. Consequently, the director nominees receiving the most votes of the holders of our common stock will be elected as directors. Only votes cast FOR a nominee will be counted. A properly executed proxy marked “WITHHOLD” and “broker non-votes” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.

Majority Voted—The proposal will be approved by the affirmative vote of the holders of a majority of the shares of common stock that are present in person or represented by proxy at the meeting and are voted FOR or AGAINST the matter. Abstentions and broker non-votes will not be counted as votes cast either FOR or AGAINST this proposal and will have no effect on the outcome of the proposal.

Broker Discretionary Voting—occurs when a broker does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal on which it is permitted to vote.

Even though your votes on Proposal 3 are advisory and therefore will not be binding on us, our Board of Directors or its People & Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation of our named executive officers.

Flywire Corporation   4   2025 Proxy Statement

Q:	WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

A:

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	CAN I CHANGE OR REVOKE MY VOTE?

A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A stockholder of record that has voted via the internet or by telephone may also change his or her vote by later making a timely and valid internet or telephone vote.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee, or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive offices (see below for address), Attention: Corporate Secretary.

Q:	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?

A:

We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.

Q:	IS MY VOTE CONFIDENTIAL?

A:

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Flywire or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a current report on Form 8-K within four business days after the Annual Meeting.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Q:	WHAT IS THE DEADLINE TO PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF STOCKHOLDERS OR TO NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Flywire Corporation   5   2025 Proxy Statement

Requirements for stockholder proposals to be considered for inclusion in our proxy materials—Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2026 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than December 23, 2025, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the Exchange Act).

Requirements for stockholder proposals to be brought before an annual meeting—In addition, our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by our Board of Directors or any committee thereof or any stockholder, who is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting, who is entitled to vote at such meeting and who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

Our bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of our Board of Directors (or any committee thereto) or (3) properly brought before the meeting by a stockholder who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below).

The “Notice Deadline” is defined as that date which is not less than 90 days nor more than 120 days prior to the one year anniversary of the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2026 annual meeting of stockholders is between February 3, 2026 and March 5, 2026. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 5, 2026. If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

Recommendation of director candidates—You may recommend candidates to our Board of Directors for consideration by our Nominating and Corporate Governance Committee by following the procedures set forth below in “Corporate Governance-Board Committees - Nominating and Corporate Governance Committee.”

Q:	HOW MAY I OBTAIN A COPY OF THE BYLAW PROVISIONS REGARDING STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS?

A:

A copy of the full text of the bylaw provisions discussed above may be obtained from our website at www.flywire.com or by writing to our Corporate Secretary. In addition, this and other information about Flywire may be obtained at the website maintained by the SEC that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to our principal executive offices (see below for address), Attention: Corporate Secretary.

ADDITIONAL INFORMATION ABOUT THE PROXY MATERIALS

Q:	WHY DID I RECEIVE A NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS ON THE INTERNET INSTEAD OF A FULL SET OF PROXY MATERIALS?

A:

In accordance with SEC rules, we have elected to furnish our proxy materials, including this proxy statement and the 2024 Annual Report, to our stockholders primarily via the internet. Beginning on or about April 22, 2025, we mailed to our stockholders a “Notice of Internet Availability of Proxy Materials” that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained at www.proxyvote.com. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of our annual meetings.

Q:	WHAT DOES IT MEAN IF MULTIPLE MEMBERS OF MY HOUSEHOLD ARE STOCKHOLDERS BUT WE ONLY RECEIVED ONE NOTICE OR FULL SET OF PROXY MATERIALS IN THE MAIL?

A:

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we

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received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, stockholders should send their requests to our principal executive offices (see below for address), Attention: Corporate Secretary. Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:	WHAT IS THE MAILING ADDRESS FOR FLYWIRE’S PRINCIPAL EXECUTIVE OFFICES?

A:	Our principal executive offices are located at 141 Tremont St., 10th Floor, Boston, MA 02111. The telephone number at that location is (617) 329-4524.

Any written requests for additional information, copies of the proxy materials and 2024 Annual Report, notices of stockholder proposals, recommendations for candidates to our Board of Directors, communications to our Board of Directors or any other communications should be sent to the address above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 3, 2025.

The proxy statement and the 2024 Annual Report are available on-line at www.proxyvote.com.

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PROPOSAL ONE

Election of Directors

GENERAL

Our Board of Directors may establish the authorized number of directors from time to time by resolution. Our Board of Directors is currently comprised of eight members who are divided into three classes with staggered three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death, resignation or removal. This classification of the Board of Directors into three classes with staggered three-year terms may have the effect of delaying or preventing changes in our control or management. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS AT THE ANNUAL MEETING

This year’s nominees for election to the Board of Directors as our Class I directors to serve for a term of three years expiring at the 2028 annual meeting of stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, are provided below. All of the nominees listed below are currently directors of the Company. The age of each director as of the Record Date is set forth below. Each of the nominees has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve if elected.

NAME	AGE	DIRECTOR SINCE

Michael Massaro	46	2013

Diane Offereins	67	2023

The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused our Nominating and Corporate Governance Committee and our Board of Directors to determine that the nominees should serve as one of our directors.

Michael Massaro

Age: 46 | Director since: 2013

Mr. Massaro has served as our Chief Executive Officer and a member of our Board of Directors since December 2013. Prior to being appointed as our Chief Executive Officer, Mr. Massaro served as our Vice President, Sales and Business Development from March 2012 to December 2013. Mr. Massaro has over 20 years of background in global payments, mobile software and hardware, and e-billing at high growth technology companies, including edocs, Inc. (later acquired by Siebel Systems) and Carrier IQ. Mr. Massaro began his career as part of the technical risk services practice at PricewaterhouseCoopers LLP. He earned his Bachelor of Science degree in Management Information Systems from Babson College.

Mr. Massaro’s extensive knowledge of our business, as well as his years of experience in the payments industry, including executive leadership in several companies, contributed to our conclusion that he should serve as a member of our Board of Directors.

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Diane Offereins

Age: 67 | Director since: 2023

Ms. Offereins has served as a member of our Board of Directors since January 2023. Ms. Offereins served as the former Executive Vice President and President, Payment Services at Discover Financial Services, where she was responsible for the growth of the Discover Global Network, consisting of three payment networks - Discover Network, Diners Club International and PULSE from 2009 until her retirement in June 2023. Ms. Offereins previously held several positions within the company, including Executive Vice President, Payment Services and Executive Vice President and Chief Information Officer. Prior to Discover, Ms. Offereins held leadership positions at MBNA America, Bank of America and SouthEast Bank. Ms. Offereins is on the Board of Directors of Brighthouse Financial, Inc., where she chairs the Compensation and Human Capital Committee and serves on the Finance and Risk and Nominating and Corporate Governance Committees. She earned her B.B.A. in Accounting from Loyola University of New Orleans.

We believe Ms. Offereins is qualified to serve on our Board of Directors because of her extensive background in payments, financial services and cybersecurity.

REQUIRED VOTE AND RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL 1

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our Class I directors. The two nominees receiving the most “FOR” votes among votes properly cast in person or by proxy will be elected to the Board of Directors as Class I directors. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director. Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Michael Massaro and Diane Offereins to the Board of Directors at the Annual Meeting, unless otherwise marked on the card. A broker non-vote or a properly executed proxy marked “WITHHOLD” with respect to the election of a Class I director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.

Our Board of Directors unanimously recommends a vote “FOR” each of the Class I nominees named above.

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CONTINUING DIRECTORS NOT STANDING FOR ELECTION

Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused our Nominating and Corporate Governance committee and our Board of Directors to determine that the directors should serve as one of our directors. The age of each director as of the Record Date is set forth below.

Incumbent Class II Directors Whose Term Expires in 2026

Alex Finkelstein

Age: 49 | Director since: 2011

Mr. Finkelstein has served as a member of our Board of Directors since 2011. Mr. Finkelstein has served as a General Partner at Spark Capital, a venture capital firm, since 2005. Mr. Finkelstein began his career at Cambridge Associates before joining two early-stage venture capital firms. After a few years, he took a break from the venture capital industry to write and sell a number of original television shows to networks including FOX, Discovery, and E!. Mr. Finkelstein later returned to the venture capital industry and joined Spark at its inception. Mr. Finkelstein earned his Bachelor of Arts in Political Science from Middlebury College.

We believe Mr. Finkelstein is qualified to serve on our Board of Directors because of his extensive business experience with technology companies, including experience in the formation, development and business strategy of multiple companies.

Matthew Harris

Age: 52 | Director since: 2015

Mr. Harris has served as a member of our Board of Directors since January 2015. Mr. Harris joined Bain Capital Ventures in September 2012 to lead the New York City office, where he currently serves as a Partner. Mr. Harris focuses on business services companies, with a particular interest in financial services. Mr. Harris served as a member of the board of directors of AvidXchange Holdings, Inc., a provider of accounts payable automation software and payment solutions for middle market businesses and their suppliers, from July 2015 to March 2024. Mr. Harris has also served as a member of the board of directors of BTRS Holdings Inc. (f/k/a Factor Systems, Inc. (dba Billtrust)), a provider of cloud-based software and integrated payment processing solutions, until December 2022. Prior to joining Bain Capital Ventures, Mr. Harris founded Village Ventures, Inc., an early-stage venture capital firm focused on the media and financial services sectors, and served as Managing Director from January 2000 to September 2012. Mr. Harris holds a Bachelor of Arts degree from Williams College.

We believe Mr. Harris is qualified to serve on our Board of Directors because of his extensive business experience with technology companies, including experience in the formation, development and business strategy of multiple companies in the payments sector.

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Gretchen Howard

Age: 51 | Director since: 2023

Ms. Howard has served as a member of our Board of Directors since September 2023. Ms. Howard served as the former Chief Operating Officer of Robinhood Markets, Inc. from January 2019 until January 2024, where among other functions, she oversaw brokerage, cash compliance and operations, human resources and recruiting, customer trust and safety, as well as customer support and business strategy. Prior to her leadership role at Robinhood, Ms. Howard was a Partner with CapitalG, Alphabet Inc.’s growth equity fund from 2014 to 2019. Prior to her time at CapitalG, Ms. Howard held various senior management positions at Google and Fidelity Investments. Ms. Howard is on the Board of Directors of AllTrails, a mobile app connecting people to the outdoors, and Thumbtack, Inc., a home services website/app. She is also a member of the Board of Trustees at Williams College and a former board member of the YMCA of San Francisco. She holds a B.A. from Williams College and an M.B.A. from Harvard Business School.

We believe Ms. Howard is qualified to serve on our Board of Directors because of her extensive business experience with technology companies, including experience in the formation, development and business strategy of multiple companies in the payments sector.

Incumbent Class III Directors Whose Term Expires in 2027

Phillip Riese

Age: 75 | Director since: 2013

Mr. Riese has served as a member and Chair of our Board of Directors since August 2013. In November 1998, Mr. Riese established Riese & Others, offering his personal services as a board member and advisor with a focus on global emerging and disruptive companies primarily in financial services. He frequently invests in those companies alongside a variety of venture capital and private equity firms. Prior to forming Riese & Others, Mr. Riese spent 18 years at American Express, ultimately serving as the president of the Consumer Card Group and chairman of American Express Centurion Bank. Before joining American Express, Mr. Riese was a division executive at Chase Manhattan Bank, after being a partner at M.C. Geffen and Associates, a consulting firm in South Africa. Mr. Riese serves as a board member for a number of public and private companies, including Remitly, Betterment LLC and Cross River Bank. Mr. Riese holds a Bachelor’s degree in Commerce from Leeds University in England, a M.B.A. from the University of Cape Town in South Africa and a Master of Science degree from Massachusetts Institute of Technology’s Sloan School of Management.

We believe Mr. Riese is qualified to serve on our Board of Directors because of his extensive experience in the payments industry and his senior management experience.

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Edwin Santos

Age: 65 | Director since: 2021

Mr. Santos has served as a member of our Board of Directors since April 2021. Mr. Santos has had a distinguished career in banking, with experience in risk management, corporate governance, management advisory services, acquisitions, and reengineering efforts. He served for many years in various positions of significant responsibility with FleetBoston Financial Group, and more recently served as Group Executive Vice President and General Auditor for Citizens Financial Group prior to his retirement in 2009. Mr. Santos currently serves as a member of the boards of directors of the Providence Mutual Fire Insurance Company and Washington Trust Bancorp Inc. He is also the former President of the Board of Trustees of Rocky Hill School, and a member of the Bryant University Board of Trustees. Mr. Santos holds a Bachelor’s degree in Business Administration and Accounting from Bryant University.

We believe Mr. Santos is qualified to serve on our Board of Directors because of his professional competency and broad experience in the financial services industry.

Carleigh Jaques

Age: 57 | Director since: 2024

Ms. Jaques has served as a member of our Board of Directors since November 2024. Ms. Jaques previously led multiple strategic and operational teams at Visa, Inc., where she was most recently the SVP, Global Head of Risk & Identity Solutions. In this role, she accelerated the growth of Visa’s global fraud detection business, which supports financial institutions and merchants with capabilities to make real-time decisions and authenticate account holders across Visa. Prior to that, Ms. Jaques was SVP and Global Head of Acceptance Solutions at Visa, where she led the transformation of the company’s merchant and acquirer capabilities including Tap to Phone, urban mobility and merchant digital solutions. In her prior role as SVP and GM of Visa’s Cybersource business, Ms. Jaques led one of the world’s largest digital gateways, including its international expansion, sales model transformation and entry into new markets, such as face to face acceptance. Prior to joining Visa, Ms. Jaques was a technology investment banker. Ms. Jaques holds a B.A. from the University of Michigan and an MBA from The Wharton School at the University of Pennsylvania.

We believe Ms. Jaques is qualified to serve on our Board of Directors because of her broad experience in risk management and financial expertise, as well as the payments and financial services industry.

There are no family relationships among any of our directors or executive officers. See “Corporate Governance” below for additional information regarding our Board of Directors.

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PROPOSAL TWO:

Ratification of the Appointment of Independent Registered Public Accounting Firm

GENERAL

Our Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, independent registered public accountants, to audit our financial statements for the year ending December 31, 2025. PricewaterhouseCoopers LLP has audited our financial statements since the fiscal year ended December 31, 2019.

Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Flywire and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025. Our Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

If this proposal does not receive a “FOR” vote from the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and voted “FOR” or “AGAINST” the proposal, the Audit Committee would reconsider the appointment. Abstentions and broker non-votes will have no effect on this matter.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by PricewaterhouseCoopers LLP during the years ended December 31, 2024 and 2023:

	2024 ($)	2023 ($)

Audit Fees(1)	3,269,960	3,815,904

Audit-Related Fees(2)	—	176,089

Tax Fees(3)	915,000	630,002

All Other Fees(4)	2,125	2,125

Total Fees	4,187,085	4,624,120

(1)

Consists of fees billed for professional services rendered in connection with the annual audit of our consolidated financial statements and internal controls over financial reporting, including audited financial statements presented in the 2024 Annual Report, reviews of our interim unaudited consolidated financial statements included in our quarterly reports, and issuances of consents and services normally provided in connection with regulatory filings. Fees billed for the year ended December 31, 2023 also included services rendered in connection with our follow-on public offering in August 2023.

(2)

Consists of fees billed for assurance services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”. For the year ended December 31, 2024, there were no audit-related fees incurred for professional services. For the year ended December 31, 2023, services rendered related to acquisition due diligence procedures.

(3)

Consists of fees billed for professional services for tax compliance, tax advice and tax planning. For both the years ended December 31, 2024 and December 31, 2023, these services included assistance regarding federal, state and international tax compliance.

(4)	Consists of fees for permitted products and services other than those that meet the criteria above.

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PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee (or the Chair of the Audit Committee if such approval is needed on a time urgent basis) generally pre-approves of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Our Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025.

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PROPOSAL THREE:

Advisory Vote On Executive Compensation

In accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, our Board of Directors is providing the stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as described in the section below entitled “Executive Officer Compensation” and accompanying compensation tables, and as discussed in the related narrative disclosure below. This advisory vote is commonly referred to as a “say-on-pay” vote. Stockholders may express their views on the design and effectiveness of our executive compensation program by abstaining or voting “For” or “Against” approval, on a non-binding, advisory basis, of the compensation of our named executive officers. This vote is not intended to address any specific element of compensation, but rather the overall compensation of the named executive officers.

COMPENSATION PROGRAM AND PHILOSOPHY

Our executive compensation philosophy and programs are designed to be market-competitive, enabling Flywire to attract and retain top talent in a highly-competitive global technology market. We believe that our executive compensation programs foster a performance-oriented culture that aligns our executives’ interests with those of our stockholders over the long term. We believe that the compensation of our executives is both appropriate for and responsive to the goal of improving stockholder value. Specifically, our total executive compensation is heavily weighted toward equity incentive compensation.

COMPENSATION DISCUSSION AND ANALYSIS

Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement and the tables and narrative discussion that follow for detail about our executive compensation programs, including information about the fiscal year 2024 compensation of our named executive officers.

REQUIRED VOTE AND RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL 3

A “FOR” vote from the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and voted “FOR” or “AGAINST” the proposal is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers. Abstentions and broker non-votes will not be counted “For” or “Against” this proposal and will have no effect on this proposal.

Because say-on-pay votes are advisory and non-binding, voting results cannot overrule any decisions made by the Board of Directors or People & Compensation Committee. However, our People & Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our named executive officers.

The Board of Directors unanimously recommends a vote “FOR” approval, on a non-binding, advisory basis, of the compensation of our named executive officers.

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Corporate Governance

CODE OF CONDUCT

Our Board of Directors adopted a code of business conduct that applies to each of our directors, officers and employees. The full text of our code of business conduct is posted on the investor relations section of our website at https://ir.flywire.com. Any waiver of the code of business conduct for an executive officer or director may be granted only by our Board of Directors or a committee thereof and must be timely disclosed as required by applicable law. We have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to the Audit Committee.

IMPACT INITIATIVES

In December 2022, we released our inaugural ESG report (our Impact Report), our first comprehensive summary of how we integrate social impact initiatives into our business strategy. The report provides baseline metrics as well as a detailed overview of the core tenets of our ESG program, which are shaped by many defining principles – from social impact and community engagement, to governance and oversight, and much more. Our Impact Report is based on global best practices, and aligns with metrics set forth by the Sustainability Accounting Standards Board standards as well as the Global Reporting Initiative standards.

Some of our investments to drive impact include the following:

•

Affordability and accessibility: Our payments technology and software enables our clients’ payers to set up payment plans, helping to make high-value transactions like medical bills and education expenses more accessible and affordable.

•

Employee wellness: Our employees, who we call FlyMates, represent varying nationalities and spoken languages throughout the world. Our Employee Resource Groups (ERGs) – open to all FlyMates – are devoted to promoting FlyMate well being, shared interests and community connection. Through our ERGs and other supporting programs, we are able to better serve our varied, global community of FlyMates where they live and work, and to deliver rich, compelling and meaningful experiences that engage and care for FlyMates. In addition, our “FlyBrid” model empowers FlyMates to adopt flexible working arrangements between remote and in-office work environments and provides tools and capabilities for remote collaboration.

•

Career development and training: In 2024, FlyMates spent more than 6,100 hours on company-sponsored career development and training programs. These initiatives are available to all FlyMates, including part-time and contract employees. We continue to enhance our career development and skills training policies by offering new programs focused on enriching FlyMates’ careers and growing them both personally and professionally.

•

Social impact and community engagement: A cornerstone of our social impact and community engagement efforts is The Flywire Charitable Foundation, which is committed to improving access to quality education and healthcare. We recently established a company-match donation program to foster purposeful philanthropy to non-profit organizations around the world. We also provide paid volunteer time off – “FlyBetter Days” – to positively contribute to the community, enhance work culture and retain talented people.

•

Data privacy, security and compliance: Our dedicated compliance and risk management function, overseen by our Chief Compliance Officer and Chief Information Officer with Audit Committee and Board-level oversight, has been built over more than a decade, providing payers and clients with confidence in our solutions.

•

Governance and ethics: We are committed to ethical and compliant business practices and good corporate governance for the long-term success of Flywire and our stockholders. We have a Code of Conduct that is actively enforced and mandatory training across a spectrum of important topics, including anti-money laundering, anti-corruption, financial controls, confidentiality, sexual harassment and discrimination, and information security best practices.

BOARD COMPOSITION

Our business affairs are managed under the direction of our Board of Directors, which is currently composed of eight members. All of our directors, other than Mr. Massaro, are independent within the meaning of the listing rules of The Nasdaq Stock Market (Nasdaq). Our Board of Directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

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Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or the earlier of his or her death, resignation or removal. The classification of our Board of Directors may have the effect of delaying or preventing changes in our control or management.

In determining the composition of our Board, our Board of Directors and Nominating and Corporate Governance Committee are committed to ensuring that our directors maintain effective and independent oversight of our business and can competently represent the interests of our stockholders.

DIRECTOR INDEPENDENCE

Our common stock is listed on the Nasdaq Global Select Market. The listing rules of this stock exchange generally require that a majority of the members of a listed company’s Board of Directors be independent. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. The Nasdaq director independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by Nasdaq rules, our Board of Directors has made a subjective determination as to each non-employee director that no relationships exist (either directly or as a partner, stockholder, officer or affiliate of a stockholder or other organization that has a relationship with us) which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s background, employment, affiliations, including family relationships, and business and personal activities as they may relate to us and our management. In addition, our Board of Directors also considers each director’s beneficial ownership of our common stock in its independence analysis, as set forth under “Security Ownership of Certain Beneficial Owners and Management.” Our Board of Directors believes that stock ownership by directors is positive in that it tends to further align a director’s interests with those of our other stockholders. Please see “Stock Ownership Requirements” for additional information.

The independent members of our Board of Directors meet in executive session, without Mr. Massaro or other members of management present, during regularly scheduled meetings.

BOARD LEADERSHIP STRUCTURE

Our Board of Directors is currently led by its Chair, Phillip Riese. Our Board of Directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as we continue to grow. We separate the roles of Chief Executive Officer and Chair of the Board of Directors in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chair of the Board of Directors presides over meetings of the full Board of Directors. We believe that this separation of responsibilities provides a balanced approach to managing the Board of Directors and overseeing our operations.

Our Board of Directors has concluded that our current leadership structure is appropriate at this time. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

BOARD COMMITTEES

Our Board of Directors has established an Audit Committee, a People & Compensation Committee and a Nominating and Corporate Governance Committee. The composition of these committees meets the criteria for independence under, and the functioning of these committees comply with, the applicable requirements of the Sarbanes-Oxley Act of 2002, the current rules of Nasdaq and SEC rules and regulations. We intend to comply with future requirements as they become applicable to us. Each committee has the composition and responsibilities described below.

AUDIT COMMITTEE

During the year ended December 31, 2024, our Audit Committee held five formal meetings and acted by written consent three times. The current members of our Audit Committee are Edwin Santos, Alex Finkelstein, Carleigh Jaques and Phillip Riese, each of whom is a non-employee member of the Board of Directors. Mr. Santos serves as the Chair of the Audit Committee.

Our Audit Committee’s main function is to oversee our accounting and financial reporting processes, our internal audit function, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements.

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The full text of the Audit Committee’s amended and restated charter is posted on the corporate governance section of our website at https://ir.flywire.com/corporate-governance/governance-overview. Pursuant to the Audit Committee charter, the functions of the Audit Committee include, among other things:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting and our disclosure controls and procedures;

•	overseeing the internal audit function, including the annual internal audit plan, internal audit charter and the responsibilities, budget and staffing of our internal audit function;

•	meeting independently with our registered public accounting firm and management;

•	preparing the Audit Committee report required by SEC rules;

•	reviewing and approving or ratifying any related person transactions; and

•	overseeing our risk assessment and risk management policies, including among other matters, financial, compliance and cybersecurity.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries. Each of Messrs. Santos, Finkelstein and Riese and Ms. Jaques qualify as an independent director pursuant to Rule 10A-3.

All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board of Directors has determined that Mr. Santos is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. The designation does not impose on Mr. Santos any duties, obligations or liability that are greater than are generally imposed on him as a member of our Audit Committee and our Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our Audit Committee or Board of Directors.

PEOPLE & COMPENSATION COMMITTEE

During the year ended December 31, 2024, our People & Compensation Committee had a number of ad hoc discussions with its compensation consultant and management, held five formal meetings and acted by written consent four times. The current members of our People & Compensation Committee are Diane Offereins, Matthew Harris and Gretchen Howard. Ms. Offereins serves as the Chair of our People & Compensation Committee.

Our People & Compensation Committee’s main function is to review and recommend policies relating to compensation and benefits of our officers, directors and employees. The full text of our People & Compensation Committee’s amended and restated charter is posted on the corporate governance section of our website at https://ir.flywire.com/corporate-governance/governance-overview. Pursuant to our People & Compensation Committee charter, the functions of this committee include:

•	evaluating the performance of our Chief Executive Officer and determining the Chief Executive Officer’s salary and contingent compensation based on his or her performance and other relevant criteria;

•	identifying the corporate and individual objectives governing the Chief Executive Officer’s compensation;

•	in consultation with the Chief Executive Officer, determining the compensation of our other officers;

•	making recommendations to our Board of Directors with respect to director compensation;

•	reviewing and approving the terms of material agreements with our executive officers;

•	overseeing our equity incentive plans and employee benefit plans;

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•	reviewing and approving policies and procedures relating to the perquisites and expense accounts of our executive officers;

•	administering the Company’s Policy for the Recovery of Erroneously Awarded Compensation and Executive Officer and Director Stock Ownership Guidelines;

•	overseeing our strategies and policies related to other organization and people matters, including people management practices;

•	if and as applicable, furnishing the annual People & Compensation Committee report required by SEC rules; and

•

conducting a review of executive officer succession planning, as necessary, reporting its findings and recommendations to our Board of Directors, and working with the Board of Directors in evaluating potential successors to executive officer positions.

Our Board of Directors has determined that each of Mr. Harris and Mses. Howard and Offereins is independent under the applicable rules and regulations of Nasdaq, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

Our Chief Executive Officer, President and Chief Operating Officer, and Chief Financial Officer assist our People & Compensation Committee in carrying out its functions, although they do not participate in deliberations or decisions with respect to their own compensation. During the second half of 2022, our People & Compensation Committee engaged ClearBridge Compensation Group (ClearBridge) to replace its prior independent compensation consultant. ClearBridge reports directly to our People & Compensation Committee. ClearBridge does not provide any services to us other than the services ClearBridge provides to our People & Compensation Committee. Our People & Compensation Committee believes that ClearBridge does not have any conflicts of interest in advising our People & Compensation Committee under applicable SEC rules or Nasdaq listing standards.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

During the year ended December 31, 2024, our Nominating and Corporate Governance Committee held four formal meetings and acted by written consent one time. The current members of our Nominating and Corporate Governance Committee are Phillip Riese and Edwin Santos. Mr. Riese serves as the Chair of the Nominating and Corporate Governance Committee.

The full text of the Nominating and Corporate Governance Committee’s amended and restated charter is posted on the corporate governance section of our website at https://ir.flywire.com/corporate-governance/governance-overview. Pursuant to the Nominating and Corporate Governance Committee charter, the functions of this committee include, among other things:

•

identifying, evaluating, and making recommendations to our Board of Directors and our stockholders concerning nominees for election to our Board of Directors, to each of its committees and committee chairs;

•	annually reviewing the performance and effectiveness of our Board of Directors and developing and overseeing a performance evaluation process;

•	annually evaluating the performance of management, our Board of Directors and each of its committees against their respective duties and responsibilities relating to corporate governance;

•	periodically review and assess our programs, practices and strategies relating to corporate responsibility and governance matters;

•	annually evaluating adequacy of our corporate governance structure, policies, and procedures; and

•	generally advising our Board of Directors on corporate governance matters.

Our Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having a general understanding of our industry and market. Our Nominating and Corporate Governance Committee also considers other factors it deems appropriate, including, but not limited to:

•	the candidate’s relevant expertise and experience upon which to offer advice and guidance to management;

•	the candidate having sufficient time to devote to the affairs of Flywire;

•	the candidate having a proven track record in his or her field;

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•	the candidate’s ability to exercise sound business judgment;

•	the candidate’s commitment to vigorously represent the long-term interests of our stockholders;

•	whether or not a conflict of interest exists between the candidate and our business;

•	whether the candidate would be considered independent under applicable Nasdaq and SEC standards;

•	the current composition of our Board of Directors; and

•	the operating requirements of Flywire.

In conducting this assessment, the Nominating and Corporate Governance Committee considers knowledge, experience, skills and such other factors as it deems appropriate given the then-current needs of our Board of Directors and Flywire. In addition, our Nominating and Corporate Governance Committee strives to maintain a balance of tenure on our Board, as longer serving Directors bring helpful experience and institutional knowledge, while newer Directors add fresh perspectives and direction. While the variety of experiences and viewpoints represented on our Board of Directors should always be considered, the Nominating and Corporate Governance Committee believes that a director nominee should not be chosen nor excluded because of race, color, gender, national origin or sexual orientation or identity.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to Flywire during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.

When there is a vacancy on our Board of Directors, the Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems it appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors by majority vote.

Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by our Board of Directors or the Nominating and Corporate Governance Committee for consideration. If one of our stockholders wishes to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee, the stockholder recommendation should be delivered to our Corporate Secretary at our principal executive offices and must include information regarding the candidate and the stockholder making the recommendation as required by our Bylaws.

PEOPLE & COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our People & Compensation Committee during 2024 is serving or has served as an officer or employee of ours. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or People & Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or People & Compensation Committee.

COMPENSATION RISK

Our People & Compensation Committee conducted a risk assessment of its compensation policies and practices, including those related to executive compensation programs for our named executive officers. The risk assessment included an analysis of our executive compensation programs and broader employee incentive compensation plans. Our People & Compensation Committee also considered how these programs compare, from a design perspective, to programs maintained by other companies. Based on this assessment, it was determined that our executive compensation programs are balanced and appropriately incentivize employees, and any risks arising from the compensation policies and practices are not reasonably likely to have a material adverse effect on Flywire.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors held six meetings and acted by written consent six times during our year ended December 31, 2024. No director attended fewer than 75% of the total number of meetings of the Board of Directors and any committees of the Board of Directors of which he or she was a member during our year ended December 31, 2024. Our policy is to invite and encourage each member of our Board of Directors to be present at our annual meetings of stockholders. Five of seven of our then serving members of our Board of Directors attended our 2024 annual meeting of stockholders in their capacity as directors of Flywire.

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BOARD OVERSIGHT OF RISK

Our Board of Directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our Board of Directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic and reputational risk.

Our Audit Committee reviews information regarding liquidity and operations, and oversees our management of financial, compliance and cybersecurity risks. Periodically, our Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by our Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. Our People & Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors, corporate disclosure practices, potential conflicts of interest and corporate governance and responsibility. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered and discussed by our Board of Directors as a whole.

DIRECTOR COMPENSATION

The following table sets forth information about the compensation of the non-employee members of our Board of Directors who served as a director during our year ended December 31, 2024. Other than as set forth in the table and described more fully below, during our year ended December 31, 2024, we did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to the non-employee members of our Board of Directors. Mr. Massaro, our Chief Executive Officer, receives no compensation for his service as a director, and is not included in the table below. Mr. Riese currently serves as Chair of our Board of Directors.

	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(3)(4)	TOTAL ($)

Matthew Harris(1)	41,000	223,135(1)	264,135

Gretchen Howard	41,000	174,992(5)	215,992

Alex Finkelstein	45,000	174,992(6)	219,992

Carleigh Jaques(2)	5,258	349,998(7)	355,256

Diane Offereins	46,258	174,992(8)	221,250

Phillip Riese	83,000	174,992(9)	257,992

Edwin Santos	59,000	174,992(10)	233,992

(1)

In connection with our initial public offering in May 2021, Mr. Harris waived the non-employee director restricted stock unit awards (RSUs) and the cash compensation under our non-employee director compensation plan. In December 2024, Mr. Harris withdrew his waiver and began receiving cash compensation for his service as a director under our non-employee director compensation plan. Following the withdrawal of the waiver, in recognition of contributions and commitment of time and effort made by Mr. Harris since joining our Board of Directors in 2015, our Board of Directors (i) authorized a one-time cash payment of $41,000 to Mr. Harris, which amount equaled the cash compensation Mr. Harris would have been paid in 2024 had he been receiving cash compensation under our non-employee director compensation plan and (ii) granted Mr. Harris an RSU for 10,466 shares of our common stock, which is the same number of shares underlying the annual RSUs automatically granted to our then continuing non-employee directors in connection with our 2024 annual meeting of stockholders pursuant to our non-employee director compensation plan. Consistent with the previously granted RSUs, Mr. Harris’ RSU award vests on the earlier of (a) June 4, 2025 or (b) the date of the 2025 annual meeting of stockholders, provided that Mr. Harris has provided continuous service as a director through such date. The one-time cash payment and equity award was authorized after consultation with our outside legal counsel who advised on the reasonableness of such compensation.

(2)	Ms. Jaques was appointed to the Board of Directors on November 19, 2024.

(3)

The amounts in this column represent the aggregate grant date fair value of stock awards granted to the director during our fiscal year ended December 31, 2024, computed in accordance with FASB ASC Topic 718. See Note 13 to our financial statements included in the 2024 Annual Report for a discussion of our assumptions in determining the ASC 718 values of our stock awards.

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(4)	As of December 31, 2024, our non-employee directors held options and RSUs to acquire the following number of shares of common stock:

	NUMBER OF SHARES UNDERLYING OUTSTANDING AWARDS

	OPTION AWARDS	RSUS AWARDS

Matthew Harris(1)	0	10,466

Gretchen Howard	0	18,076

Alex Finkelstein	0	10,466

Carleigh Jaques(2)	0	15,604

Diane Offereins	0	15,038

Phillip Riese	198,000	10,466

Edwin Santos	0	10,466

(5)	On June 4, 2024, Ms. Howard was granted an annual RSU for 10,466 shares of our common stock pursuant to our non-employee director compensation plan.

(6)	On June 4, 2024, Mr. Finkelstein was granted an annual RSU for 10,466 shares of our common stock pursuant to our non-employee director compensation plan.

(7)	On November 19, 2024, Ms. Jaques was granted an initial RSU for 15,604 shares of our common stock pursuant to our non-employee director compensation plan.

(8)	On June 4, 2024, Ms. Offereins was granted an annual RSU for 10,466 shares of our common stock pursuant to our non-employee director compensation plan.

(9)	On June 4, 2024, Mr. Riese was granted an annual RSU for 10,466 shares of our common stock pursuant to our non-employee director compensation plan.

(10)	On June 4, 2024, Mr. Santos was granted an annual RSU for 10,466 shares of our common stock pursuant to our non-employee director compensation plan.

NON-EMPLOYEE DIRECTOR COMPENSATION

For the year ended December 31, 2024, pursuant to our then current non-employee director compensation plan, each non-employee member of our Board of Directors received the following cash and equity compensation for board services, as applicable:

	ROLE	ANNUAL CASH RETAINER(1)	INITIAL EQUITY GRANT(2)(3)	ANNUAL EQUITY GRANT(3)(4)

Board of Directors	Director	$35,000	Restricted Stock Unit Award valued at $350,000	Restricted Stock Unit Award valued at $175,000

	Chair	$65,000

Audit Committee	Chair	$20,000

	Other	$10,000

	Member

People & Compensation Committee	Chair	$12,000

	Other	$6,000

	Member

Nominating and Corporate Governance Committee	Chair	$8,000

	Other	$4,000

	Member

(1)	Annual cash retainers are payable quarterly in arrears.

(2)

Initial equity grants are automatically granted on the date the director is elected or appointed as a director and are calculated based on the closing price of our common stock on the date of grant. The initial equity grant upon election or appointment as a director shall vest in 3 equal annual installments following the grant date.

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(3)	Such award will accelerate and fully vest upon a change in control, or such non-employee director’s earlier death or disability.

(4)

Annual equity grants are automatically granted on the date of each annual regular meeting of the Company’s stockholders and are calculated based on the closing price of our common stock on the date of grant. The annual equity grant shall vest on the first anniversary of the grant date provided the director provides continuous service as a director, member of the applicable committee or chair, as applicable, through such date.

We also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board of Directors and committee meetings.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders wishing to communicate with our Board of Directors or with an individual member of our Board of Directors may do so by writing to our Board of Directors or to the particular member of our Board of Directors, care of our Corporate Secretary by mail to our principal executive offices, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

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Information About Our Executive Officers

The following table provides information concerning our executive officers as of April 8, 2025:

NAME	AGE	POSITION(S)

Michael Massaro*	46	Chief Executive Officer and Director

Robert Orgel	56	President and Chief Operating Officer

Cosmin Pitigoi	48	Chief Financial Officer

Peter Butterfield	60	General Counsel and Chief Compliance Officer

David King	56	Chief Technology Officer

*Michael Massaro See biographical information set forth above under “Nominees for Election as Class I Directors at the Annual Meeting.”

Robert Orgel

President and Chief Operating Officer | Age: 56

Robert Orgel has served as our President and Chief Operating Officer since November 2019. Mr. Orgel leads Flywire’s business operations, legal, compliance, and corporate strategy functions. He brings extensive experience with 20 years in the technology/payments ecosystem to Flywire, including hands-on experience in legal, compliance, finance, go-to-market, business development and global operations. Prior to Flywire, Mr. Orgel served in various roles at Apple Inc. from 2010 to 2019 where he was part of the leadership team that developed, launched and grew the Apple Pay business and global expansion as well as the launch of the Apple Card. Prior to his time at Apple Inc., Mr. Orgel served as Chief Operating Officer at Quattro Wireless, Inc. from 2008 until it was acquired by Apple Inc. in 2010. Mr. Orgel has also played key leadership roles at m-Qube, Inc., a carrier billing and payment platform which was acquired by Verisign Inc., and edocs Inc., an e-billing and payment solution which was acquired by Siebel Systems (subsequently acquired by Oracle Corporation).

Mr. Orgel holds Bachelor of Arts and Master of Arts degrees in International Relations from Stanford University and a Juris Doctor degree from Harvard Law School.

Cosmin Pitigoi

Chief Financial Officer | Age: 48

Cosmin Pitigoi has served as our Chief Financial Officer since March 2024.

Prior to joining Flywire, Mr. Pitigoi served in a variety of senior level positions with PayPal Holdings, Inc. from November 2012 to February 2024, most recently serving as SVP Finance, Global FP&A, Operational Finance and Pricing since January 2023. Commencing in January 2004, Mr. Pitigoi served in a variety of roles at eBay Inc., concluding as director of Investor Relations from December 2010 to November 2012. He began his career as a financial analyst at Barclays Global Investors and brokerage ops supervisor at E*Trade. Mr. Pitigoi served on the board of directors at Paidy Corporation (a PayPal acquisition) and was previously the Audit Committee Chair of the PayPal Giving Fund.

Mr. Pitigoi holds a B.Comm. from Stellenbosch University in South Africa and an M.B.A. from Santa Clara University.

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Peter Butterfield

General Counsel and Chief Compliance Officer | Age: 60

Peter Butterfield has served as our General Counsel and Chief Compliance Officer since March 2015. Prior to joining Flywire, Mr. Butterfield held various senior management roles within Devonshire Investors, the private equity arm of Fidelity Investments, and its operating companies from 2001 to 2015. During that time, Mr. Butterfield lived and worked for over a decade in Tokyo and Singapore managing legal, risk, audit and compliance functions, and leading the ex-Japan APAC operations for KVH Co., Ltd. (subsequently acquired by Colt Technology Services Group Limited).

Mr. Butterfield holds a Bachelor of Arts in History and Government from Bowdoin College and a Juris Doctor degree from Columbia University.

David King

Chief Technology Officer | Age: 56

David King has served as our Chief Technology Officer since June 2019 and is responsible for oversight of our global technology and solutions development. Mr. King joined Flywire as its Vice President of Engineering in January 2018, following our acquisition of OnPlan Holdings where he was a co-founder and leveraged his background in payments, analytics and billing to develop innovative payment plan solutions for the healthcare and education sectors. Before co-founding OnPlan in May 2014, Mr. King founded other companies including infiNET Solutions, Inc., which delivered SaaS solutions to higher education and was subsequently acquired by Nelnet, Inc. in 2006. Mr. King served as president of Nelnet’s higher education division and led various initiatives in Nelnet such as launching an online medical education program, and leading data security. Mr. King is also an owner of AmagiSoft, LLC, which provides gym membership management software to CrossFit gyms.

Mr. King holds a Bachelor of Science in Mathematics and Physics from Westminster College, and a Master of Science in Physics from Miami University.

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Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses our compensation philosophy, summarizes our compensation programs and reviews compensation decisions for our named executive officers (NEOs) for the year ended December 31, 2024 (Fiscal 2024). The following discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding existing and future compensation programs. The actual amount and form of compensation and the compensation policies and practices that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

For Fiscal 2024, our NEOs were:

•	Michael Massaro, our Chief Executive Officer and member of our Board of Directors;

•	Robert Orgel, our President and Chief Operating Officer;

•	Cosmin Pitigoi, our Chief Financial Officer(1);

•	Peter Butterfield, our General Counsel and Chief Compliance Officer;

•	David King, our Chief Technology Officer; and

•	Michael Ellis, our former Chief Financial Officer(1)

(1)

Effective March 4, 2024, Mr. Pitigoi commenced serving as our Chief Financial Officer and principal financial officer and Mr. Ellis ceased serving as our Chief Financial Officer and principal financial officer.

FISCAL 2024 BUSINESS HIGHLIGHTS

During Fiscal 2024, we continued to make targeted investments in go-to-market, geographic expansion, payment network growth, strategic partnership integrations and product and payment innovation. We saw the benefits of the execution of these growth strategies with notable success in our key investment areas, as we efficiently won new clients and cross-sold and up-sold existing ones. Despite the uncertain macroeconomic backdrop, the sustainability of our business model, combined with the resilience of the industries we serve, continued to position us well for ongoing success. Our business achievements during Fiscal 2024 include:

•

Performance Metrics. We reported growth across many of our key performance metrics. Our total payment volume was over $29.7 billion, an increase of 23.6% year-over-year. Revenue increased 22% year-over-year to $492.1 million.

•

Client Growth. We added over 800 new clients, ending the year with over 4,500 clients (excluding our Invoiced acquisition) in our four primary verticals as we continued to win new clients and expand our channel partnerships around the world. We continued to help our clients get paid and help their customers pay with ease – no matter where they are in the world. In addition, we continued to focus on solving the major pain points for our clients and continue to invest in accelerating our ability to build, sell and deploy new solutions.

•

Successful Acquisitions. In August 2024, we acquired Invoiced, Inc., a U.S.-based global payments enablement and software company that empowers B2B finance teams to automate A/R processes by managing invoices, communicating with payers, and reconciling payments to their Enterprise Resource Planning (ERP) systems. This follows our education vertical acquisitions and successful integration of each of Cohort Solutions Pty Ltd. (CohortGo) in Australia in 2022 and Learning Information Systems Pty Ltd (StudyLink) in Australia in November 2023.

•

Strengthening of Payment Networks. Flywire continued to invest in its proprietary global payment network with a particular focus on building new acceptance rails, increasing localization efforts, and expanding its domestic payments capabilities all around the world. For example, Flywire optimized local payment experiences in Australia, the United Kingdom and Europe, driving higher conversion rates and an improved payer experience. We also launched expanded payment capabilities in India and China, enabling new use cases for global clients and enhancing cross-border transactions.

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•

Share Repurchase Program. On August 6, 2024, we announced a share repurchase program (the Repurchase Program) pursuant to which we may, from time to time, purchase shares of our Voting and Non-voting common stock for an aggregate purchase price not to exceed $150 million. During Fiscal 2024, we repurchased 2,386,856 shares of our common stock for an aggregate amount of $45.6 million (including commissions and excise taxes) under the Repurchase Program. As of December 31, 2024, approximately $104.9 million remained available for repurchases under the Repurchase Program.

•

Employee Growth and Culture. With a workforce that spans more than 15 countries/territories, and represents more than 50 nationalities and 40 spoken languages, we were committed to growing high performance teams. In 2024, we were named one of the World’s Top FinTech Companies (CNBC) and a Best Company to Work for (U.S. News & World Report).

FISCAL 2024 EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

Our Fiscal 2024 compensation program for our NEOs reflects our overarching philosophy of pay for performance. Highlights of our Fiscal 2024 executive compensation program include:

•

Reviewed our Peer Group of Publicly-traded Companies. The People & Compensation Committee of our Board of Directors (People & Compensation Committee) reviewed and updated our peer group of publicly-traded technology companies to evaluate our compensation practices for purposes such as pay levels and compensation program design for our NEOs.

•

Review of Total Compensation Opportunities. The People & Compensation Committee evaluated the competitive positioning of our NEOs’ compensation relative to the market and made adjustments considering both internal and external factors. In terms of market positioning, the People & Compensation Committee reference the 50th - 75th percentile range of market for target total compensation, with compensation weighted more heavily towards equity.

•

Challenging Annual Incentive Goals. Our NEOs were eligible to earn a cash bonus based on our achievement of annual corporate goals established by our People & Compensation Committee. Based on our Fiscal 2024 performance, including Revenue Less Ancillary Services of $474.2 million and adjusted EBITDA of $77.9 million, our NEOs earned bonuses of 53.7% of their target bonus for the year.

•

Compensation Mix Weighted Towards Equity. Our NEOs total target direct compensation mix was more weighted towards equity than cash to emphasize alignment with stockholders and long-term performance. In Fiscal 2024, we granted an average of over 80% of our NEOs’ target direct compensation as equity-based compensation in the form of restricted stock unit awards (RSUs). We believe that RSUs, as well as certain previously issued stock options that continued to vest in 2024, support retention and effectively align the interests of our executives with those of our stockholders by directly linking compensation to the value of our common stock.

COMPENSATION PHILOSOPHY AND OBJECTIVES

Our compensation philosophy and guiding principles provide a framework for the development and management of our executive compensation programs and practices.

•	Competitive. Our compensation programs should be market-competitive, enabling Flywire to attract and retain top talent in a highly-competitive global, technology market.

•

Pay-for-Performance. We strive to provide a strong relationship between pay and performance. Annual performance-based cash bonuses are tied to achievement of annual corporate financial goals. Long-term incentive awards deliver value based on the performance of our common stock.

•

Emphasis on Equity Compensation. Total compensation is heavily weighted toward equity incentive compensation. Long-term incentives focus our NEOs on sustainable and long-term stockholder value creation. The value realized by our NEOs depends on the value of our common stock, which we believe aligns our NEOs’ interests with the long-term interests of our stockholders.

•

Fair and Fact-Based. We believe compensation decisions should be made based on objective and relevant information and support internal pay fairness in support of our company core values of execution, ambitious innovation and global collaboration.

•	Simple and Transparent. Our compensation programs should be easy to understand, communicate and administer.

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In addition, our People & Compensation Committee seeks to ensure that we maintain sound governance and compensation policies and practices. Our key compensation practices include the following:

WHAT WE DO			WHAT WE DO NOT DO

✓	Employ a pay for performance philosophy reflected in program design and target pay levels for NEOs	×	Guarantee bonuses to our executive officers

✓	Deliver majority of compensation in equity to promote executive retention and reward long-term value creation	×	Provide tax gross-ups

✓	Cap maximum annual cash incentive bonus payouts	×	Permit hedging or short sales of our common stock

✓	Maintain and annually review a group of peer companies	×	Provide single trigger equity acceleration upon a change in control

✓	Fully independent directors on our People & Compensation Committee	×	Maintain compensation plans that encourage excessive risk taking
✓	Engage an independent compensation consultant to advise our People & Compensation Committee	×	Provide significant perquisites or personal benefits

✓	Utilize stock ownership guidelines to align our NEOs with long-term stockholder interests

✓	Administer and enforce a policy to recover erroneously awarded incentive-based compensation

COMPENSATION GOVERNANCE AND THE COMPENSATION-SETTING PROCESS

ROLE OF OUR PEOPLE & COMPENSATION COMMITTEE

Our executive compensation program is designed and administered under the direction and control of our People & Compensation Committee, which is made up solely of independent directors. Our People & Compensation Committee reviews and approves our overall executive compensation program, policies, practices and metrics and sets the compensation of our executive officers, including our NEOs, as well as certain other members of our senior management team. In fulfilling this responsibility, our People & Compensation Committee reviews the performance of each NEO at least once each year. Our Chief Executive Officer, as the manager of the executive team, assesses the executives’ contributions to the corporate goals and makes a recommendation to our People & Compensation Committee with respect to any increase in salary, cash bonus and annual equity awards for each member of the executive team, other than himself. Our People & Compensation Committee meets with our Chief Executive Officer to evaluate, discuss and modify or approve these recommendations. Our People & Compensation Committee also conducts a similar evaluation of our Chief Executive Officer’s contributions when our Chief Executive Officer is not present, and determines any increase in salary, cash bonus and annual equity award for him.

Our People & Compensation Committee meets regularly throughout the year to review our executive compensation program with the goal of ensuring it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent.

Our People & Compensation Committee received and reviewed compensation summaries for each NEO at the beginning of Fiscal 2024. The information in these summaries was used by our People & Compensation Committee to assist with analyzing existing compensation and any proposed changes in compensation for each NEO. The summaries included information regarding the accumulated value of unvested equity ownership, how much is unvested, and the amount of potential value earnable under various share price scenarios. The summaries help our People & Compensation Committee to track changes in an NEO’s compensation from year to year and to remain aware of the compensation historically paid to each NEO. In addition to the information and analyses supplied to our People & Compensation Committee as described above and in the peer group segment below, members of our senior management team support our People & Compensation Committee in its work from time to time.

COMPENSATION CONSULTANT

Our People & Compensation Committee has the authority under its amended and restated charter to directly retain, review fees for, and terminate advisors and consultants as it deems necessary to assist in the fulfillment of its responsibilities. For purposes of its Fiscal 2024 executive compensation decisions, our People & Compensation Committee engaged ClearBridge Compensation Group LLC (ClearBridge) as its independent compensation consultant (the compensation consultant). ClearBridge has served as the compensation consultant to our People & Compensation Committee since the second half of 2022. The compensation

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consultant provides information and analyses that serve as the basis for setting executive and director compensation levels and advises our People & Compensation Committee on compensation-related decisions. The compensation consultant advises our People & Compensation Committee on the structure of executive and director compensation programs, including the design of incentive plans, the forms and mix of compensation, allocation of equity compensation, regulatory requirements and other topics relevant to executive and director compensation. Our People & Compensation Committee reviews the independence of its compensation consultant annually and found no conflict of interest with ClearBridge during its 2024 independence review.

ClearBridge did not provide any additional services beyond the compensation-related items highlighted above during Fiscal 2024. Our People & Compensation Committee has adopted protocols governing if and when its compensation consultant’s advice and recommendations can be shared with management, recognizing that, in advising our People & Compensation Committee, it is necessary for the compensation consultant to interact with management to gather information. Our People & Compensation Committee also determines the appropriate forum for receiving recommendations from its compensation consultant. Where appropriate, our People & Compensation Committee invites management to provide context for the recommendations. In other cases, our People & Compensation Committee receives recommendations from its compensation consultant in executive sessions where management is not present. At such times as it deems necessary, our People & Compensation Committee also engages directly with its compensation consultant between formal meetings of the People & Compensation Committee. This approach further protects our People & Compensation Committee’s ability to receive objective advice from its compensation consultant and establishes a forum for independent decisions about executive pay.

PEER GROUP

Our People & Compensation Committee reviews market compensation levels at least annually to determine the placement of our executive compensation relative to the competitive market for executive talent. This assessment includes evaluation of base salary, and short- and long-term incentive opportunities against executive compensation reported by a peer group of companies selected by our People & Compensation Committee as comparable to Flywire in size and related industry, among other criteria. Our People & Compensation Committee also considers market compensation information collected from survey sources. The compensation consultant supports our People & Compensation Committee in the selection of the peer group of companies and also provides our People & Compensation Committee with analyses of each peer company’s executive compensation information.

In June 2023, our People & Compensation Committee reviewed the changes suggested by its compensation consultant to the group of peer companies which the committee had used in making prior executive compensation decisions. Criteria considered to determine the recommended changes to the peer company group included industry, company size (i.e., revenue and market capitalization), as well as companies with a meaningful portion of business both in the U.S. and abroad, and duration of time in operation as a public company. Based on such factors, it was recommended that Nuvei and EVERTEC be added to the compensation peer group and that EVO Payments, Domo, Expensify, Open Lending and BTRS Holdings be removed because the company did not meet one or more of the criteria discussed above and was no longer considered to be a meaningful comparison point or the company ceased to be publicly traded. Following this review, our People & Compensation Committee selected the following companies as our peer group for reference purposes when making executive compensation decisions for Fiscal 2024:

Asana	JFrog	Pager Duty	Repay Holdings
AvidXchange	Lightspeed Commerce	Payoneer Global

EngageSmart (acquired and taken private in January 2024)	nCino	Phreesia

EVERTEC	Nuvei	Remitly Global

When making compensation decisions for our NEOs, our People & Compensation Committee also reviews published survey and peer group compensation data. Competitive market practices are an important factor in our People & Compensation Committee’s decision-making process, although its decisions are not entirely based upon market practices. Rather, our People & Compensation Committee reviews and considers the peer group and other survey data to obtain a general understanding of current competitive compensation practices. Additionally, reviewing the peer group and survey compensation data enables our People & Compensation Committee to accomplish our goal of paying our NEOs what is appropriate and necessary to attract and retain qualified and committed executives while incentivizing achievement of our corporate goals and conserving cash and equity.

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PRINCIPAL ELEMENTS OF COMPENSATION

Our executive compensation program has the following principal elements: base salary, annual short-term cash incentive bonuses, long-term incentive awards, severance and change in control benefits and other benefits. For base salary, annual cash bonuses and long-term incentive awards for our executive officers, our Company’s compensation philosophy generally is to evaluate individual experience and contribution, as well as corporate performance, and then consider competitive market analysis. The markets we are serving are highly competitive for talent and executive leadership. We generally set target total compensation using the 50th – 75th percentile range as a reference point, with the mix more weighted towards equity than cash to emphasize alignment with stockholders and long-term performance. We believe it is important to drive our Company to over-perform the market in the long term. We also believe that to ensure an appropriate pay for performance alignment it may be appropriate for our People & Compensation Committee to approve compensation levels for individual executives that may be above or below target pay for similar positions based on experience, individual contribution and corporate performance. The following table describes the primary compensation elements used by our Company and main objectives of each element:

COMPENSATION ELEMENT	OBJECTIVES

Base Salary

Our People & Compensation Committee sets base salaries with the intent to attract and retain NEOs, reward satisfactory performance and provide a minimum, fixed level of cash compensation to compensate NEOs for their day-to-day responsibilities.

Annual Cash Incentive Bonus

Annual cash incentive bonuses are awarded under a performance-based compensation program and are designed to align the interests of our NEOs and stockholders by providing compensation based on the achievement of pre-established corporate financial goals.

Long-Term Incentive Awards

Our People & Compensation Committee structures long-term incentive awards with the goal of aligning our NEOs’ interests with those of our stockholders, support retention and motivate NEOs to achieve our financial, strategic and operational goals. In Fiscal 2024, long-term incentive awards were in the form of time-based vesting RSUs.

Severance and Change in Control Benefits

Severance and change in control benefits are included in each NEO’s employment agreement in order to promote stability and continuity of our senior management team in the event of a potential change in control and/or an involuntary termination. Our People & Compensation Committee believes these provisions help to align each of our NEO’s interests appropriately with those of our stockholders in these scenarios.

Benefits

We offer competitive health and welfare benefits, as well as participation in an employee stock purchase plan and other employee benefit plans, to align with competitive norms for comparable companies.

FISCAL 2024 COMPENSATION DECISIONS

In determining the criteria for our NEOs’ incentive compensation, our People & Compensation Committee considers a variety of factors, including alignment of our NEOs’ compensation with our stockholders’ returns, and from time to time may adjust these factors or performance metrics based on our Company’s transactions or the occurrence of unknown or unexpected events, such as changes in accounting policies or shifts in regulatory environment, during the applicable measurement period. On the corporate level, our People & Compensation Committee selected certain key financial metrics that are important to the business which include Revenue Less Ancillary Services and adjusted EBITDA as metrics that our People & Compensation Committee believes are important for both short-term success as well as for creating long-term sustainable stockholder value. As a result, our NEOs are focused on Revenue Less Ancillary Services and adjusted EBITDA, which we believe is aligned with our stockholders’ perspective on our Company’s ability to grow and succeed in the short- and long-term. For more discussion on our Revenue Less Ancillary Services and adjusted EBITDA metrics, see “2024 Corporate Objectives” below.

BASE SALARY

Base salaries for our NEOs are initially determined as a result of negotiation between the executive and our management in consultation with, and subject to the approval of, our People & Compensation Committee. Our People & Compensation Committee reviews base salaries annually, typically in the first quarter, and has discretion to provide increases based on our People & Compensation Committee’s understanding of current competitive pay practices, promotions, our Chief Executive Officer’s recommendation (except for his own salary), changes in responsibilities and performance, annual budget for increases, our overall financial and operational results, the general economy, length of tenure, internal pay fairness and other factors our People & Compensation Committee deems appropriate. Base salaries may also be adjusted during the year upon promotion, changes in functional responsibility or based on internal equity or external market conditions. Our People & Compensation

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Committee makes these decisions after reviewing the recommendation of our Chief Executive Officer (except as it concerns his own salary) and consulting with its compensation consultant. Following its review, in February 2024, our People & Compensation Committee determined not to adjust the annual base salaries of our then serving NEOs, other than Messrs. Butterfield and King. Messrs. Butterfield and King’s 2024 base salaries were each increased by 3.33% to better align their base pay with external benchmarking. Pursuant to his employment agreement, which was negotiated in connection with the commencement of his employment with us, Mr. Pitigoi’s 2024 base salary was $410,000. The following table shows the annual base salary for each NEO for Fiscal 2024.

NAME	FISCAL 2024 BASE SALARY ($)

Michael Massaro	450,000

Robert Orgel	350,000

Cosmin Pitigoi	410,000

Peter Butterfield	310,000

David King	310,000

Michael Ellis	325,000

ANNUAL CASH INCENTIVE BONUS COMPENSATION

Our annual cash incentive bonus compensation program promotes our pay for performance philosophy by providing all executives and other management-level corporate employees with direct financial incentives in the form of annual cash awards for achievement of certain corporate financial goals established and approved by our People & Compensation Committee at the start of the year. If we achieve results that are below threshold levels, these NEOs receive no cash incentive bonus, while results that are above threshold levels result in a cash incentive bonus payout based on a pre-determined scale, subject to a maximum amount of 150% in Fiscal 2024. Pursuant to his transition agreement with us, Mr. Ellis was not eligible to participate in our 2024 cash incentive bonus program.

Target Bonus Opportunities

Our People & Compensation Committee sets each NEO’s individual target cash incentive amount based on each NEO’s employment agreement provisions, our Chief Executive Officer’s recommendation (except for his own target), internal pay fairness, our People & Compensation Committee’s general understanding of current competitive pay practices and other factors it deems appropriate. After evaluating the competitive positioning of our NEOs’ total target cash compensation in the context of our overall compensation philosophy, in February 2024, our People & Compensation Committee determined not to adjust the target cash bonus amounts for any of the then serving eligible NEOs. Pursuant to his employment agreement, Mr. Pitigoi’s target bonus for 2024 was set at $300,000. As a result, the Fiscal 2024 target bonus opportunities for our NEOs (other than Mr. Ellis) were:

NAME	FISCAL 2024 TARGET BONUS OPPORTUNITY ($)

Michael Massaro	450,000

Robert Orgel	225,000

Cosmin Pitigoi	300,000	(1)

Peter Butterfield	150,000

David King	150,000

(1)	$249,041 after proration based on Mr. Pitigoi’s start date.

In addition, our People & Compensation Committee determined that for Fiscal 2024 each NEO’s cash incentive bonus would be based solely on 2024 corporate objectives.

2024 Corporate Objectives

Our People & Compensation Committee established (i) Revenue Less Ancillary Services and (ii) Adjusted EBITDA as the corporate components of our 2024 cash incentive bonus program, with each of the components weighted as set forth below. We utilize these non-GAAP financial measures internally in analyzing our financial results and evaluating our ongoing operational

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performance. These metrics were also selected because they are two of the key performance metrics stockholders use in evaluating Flywire. Revenue Less Ancillary Services represents our consolidated revenue in accordance with GAAP, less (x) pass-through cost for printing and mailing services and (y) marketing fees. Adjusted EBITDA represents EBITDA further adjusted by excluding (i) stock-based compensation expense and related payroll taxes, (ii) the impact from the change in fair value measurement for contingent consideration associated with acquisitions, (iii) gain (loss) from the remeasurement of foreign currency, (iv) indirect taxes related to intercompany activity, (v) acquisition related transaction costs, and (vi) employee retention costs, such as incentive compensation, associated with acquisition activities. Our People & Compensation Committee has discretion to modify performance results that reflect significant transactions (such as acquisitions, divestitures, or newly-formed joint ventures) or other unusual items (such as changes in accounting rules or other regulations) if such events were not anticipated at the time performance targets were initially established.

Each of the components was assigned a threshold level, which is the minimum achievement level that must be satisfied to receive a portion of the applicable bonus amounts, and a maximum level, which, if achieved or exceeded, would result in our NEOs receiving up to 150% of the target amount attributed to that component. The percentage payout for each of the financial components was determined using linear interpolation between the points shown in the table below.

The corporate components of the 2024 cash incentive bonus program are set forth below:

CORPORATE COMPONENT	WEIGHTING	THRESHOLD 50% PAYOUT	TARGET 100% PAYOUT	MAXIMUM 150% PAYOUT

Revenue Less Ancillary Services	50%	$496,000,000	$519,000,000	$545,000,000

Adjusted EBITDA	50%	$70,500,000	$76,100,000	$87,500,000

In Fiscal 2024, our Revenue Less Ancillary Services was $474.2 million, and our Adjusted EBITDA was $77.9 million. These amounts were calculated using the pre-determined adjustment factors previously adopted by the People & Compensation Committee. Our Revenue Less Ancillary Services for the year ended December 31, 2024 was adjusted to $377.1 million based on pre-determined adjustments related to excluding revenue from the Invoiced acquisition and adjusting to remove foreign currency exchange rate fluctuations. Our People & Compensation Committee did not make any discretionary adjustments to the calculation of our 2024 Adjusted EBITDA. Our NEOs received 0% payout for the Revenue Less Ancillary Services component and 107.5% for the Adjusted EBITDA component.

2024 Bonus Awarded

The above calculations resulted in the following payout amounts under the 2024 cash incentive bonus program for each of our NEOs:

EXECUTIVE	TARGET BONUS		PERCENTAGE OF TARGET AWARDED	ACTUAL BONUS AWARDED

Michael Massaro	$450,000		53.7%	$241,776

Robert Orgel	$225,000		53.7%	$120,888

Cosmin Pitigoi	$300,000	(1)	53.7%	$133,805

Peter Butterfield	$150,000		53.7%	$ 80,592

David King	$150,000		53.7%	$ 80,592

(1)	$249,041 after proration based on Mr. Pitigoi’s start date.

Pursuant to his transition agreement, in Fiscal 2024, in the sole discretion of our People & Compensation Committee, Mr. Ellis was eligible to receive a one-time cash bonus in the target amount of $150,000, which may be greater than or less than such target as determined by the Board. To reflect his service during part of 2024 and in connection with his transition agreement, in March 2025 our People & Compensation Committee determined that Mr. Ellis’ would be paid a discretionary bonus of $75,000.

2024 LONG-TERM INCENTIVE COMPENSATION

Our People & Compensation Committee is focused on aligning pay with performance in our compensation program, and as such, we continue to evaluate the most effective way to do so. For Fiscal 2024, recognizing the challenges with long-term goal setting given market volatility and shifting dynamics, our People & Compensation Committee determined that continuing to use RSUs was the most effective way to align executives with long-term success. RSUs are directly aligned with stockholders, with value

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driven by the share price, and provide for flexibility to adapt to evolving strategic priorities and market conditions while maintaining a focus on long-term value creation. The target grant value of RSUs awarded to our NEOs is based on our People & Compensation Committee’s general understanding of competitive pay practices, our Chief Executive Officer’s recommendation (except with respect to his own awards), consultation with its compensation consultant, and other factors that our People & Compensation Committee deems appropriate. In addition to the annual RSU awards, our People & Compensation Committee may grant additional RSUs for merit, performance, retention or promotional purposes.

In March 2024, our People & Compensation Committee granted the following time-based RSUs to our NEOs (other than Mr. Ellis), which for all except Mr. Pitigoi, vest with respect to 25% of the shares after one year and the remainder vesting in equal quarterly installments over the following three years, subject to the officer’s continued employment. The RSUs granted to Mr. Pitigoi in connection with joining as our Chief Financial Officer served to, among other things, provide immediate alignment with shareholders. Mr. Pitigoi’s RSUs vest with respect to 35% of the shares after 12 months of continuous service, with the balance vesting in quarterly installments over the next 12 quarters of continuous service such that 28% of the shares vest in the second year, 22% of the shares vest in the third year and the remaining 15% of the shares vest in the fourth year. Pursuant to his transition agreement, Mr. Ellis was not eligible to receive a 2024 long-term incentive compensation grant.

NAME	TARGET GRANT VALUE ($)	NUMBER OF SHARES UNDERLYING RSU GRANT(1)

Michael Massaro	8,000,000	340,867

Robert Orgel	4,650,000	198,129

Cosmin Pitigoi	9,250,000	394,128

Peter Butterfield	1,800,000	76,695

David King	3,300,000	140,608

(1)	Share numbers were calculated based on the average closing sales price per share of our common stock over the 20 trading days preceding and not including the date of grant.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

Severance and change in control benefits promote stability and continuity of our senior management team in the event of a potential change in control and/or an involuntary termination. Our People & Compensation Committee believes these provisions help to align our NEOs’ interests appropriately with those of our stockholders in these scenarios. We have entered into employment agreements with each of our NEOs, which provide for at-will employment and, other than in the context of a termination without Cause or a Resignation for Good Reason (as such terms are defined in the employment agreements), may be terminated at any time. See Fiscal 2024 Potential Payments Upon Termination or Change in Control below for a description of the severance benefits and the acceleration benefits, if any, that Messrs. Massaro, Orgel, Pitigoi, Butterfield and King are entitled to pursuant to their employment agreements and equity award agreements.

OTHER BENEFITS AND PERQUISITES

Our NEOs are eligible to participate in all of our employee benefit plans (including our employee stock purchase plan, administered by our People & Compensation Committee), such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case, on the same basis as our other employees. We are responsible for the administrative costs of the 401(k) plan. We match 50% of every dollar contributed up to 6% of salary, subject to certain limitations under the Internal Revenue Code. There were no special benefits or perquisites provided to any NEO in Fiscal 2024.

RECOUPMENT AND RELATED POLICIES

We have a comprehensive Code of Conduct and ensure that our employees comply with this policy. In accordance with this policy, we investigate all reported instances of questionable or unethical behavior, and where improper behavior is found to have occurred, we take appropriate remedial action up to and including termination. If the results of an investigation establish that one of our employees, officers or directors has committed fraud or engaged in some other improper act that has the result of causing our financial statements for any period to be restated or that otherwise adversely affects those financial statements, our Board has discretion to take immediate and appropriate disciplinary action against the individual, including but not limited to termination. In addition, our Board has discretion to pursue whatever legal remedies are available to prosecute the individual to the fullest extent of the law and to claw back or recoup any amounts he or she inappropriately received as a result of the improper action or inaction, including but not limited to any annual or long-term incentives that he or she received but would not have received had

Flywire Corporation   33   2025 Proxy Statement

such act not be taken. In July 2023, we adopted a Policy for the Recovery of Erroneously Awarded Compensation applicable to our executive officers (as defined for purposes of Section 16 of the Securities Exchange Act of 1934, as amended) covering our annual and long-term incentive award plans and arrangements consistent with the requirements of the Exchange Act Rule 10D-1 after Nasdaq releases final listing standards in accordance with such rule.

EQUITY AWARDS GRANT POLICY

Except with respect to certain elements of non-employee director compensation, we do not have any program, plan, or obligation that requires us to grant equity awards on specified dates, although historically we have granted such awards to our existing executive officers and employees at least annually and to newly-hired employees upon or shortly after the commencement of their employment. Equity awards may occasionally be granted following a significant change in job responsibilities or to meet other special retention or performance objectives. We do not consider material non-public information when determining the timing or terms of equity awards, nor do we time disclosures of material non-public information for the purpose of affecting the value of executive compensation with such awards.

Authority to grant equity awards to our employees rests with our People & Compensation Committee, although our People & Compensation Committee has delegated authority to our Chief Executive Officer and President and Chief Operating Officer to grant equity awards to non-executive employees within prescribed limits set by our People & Compensation Committee. With respect to our executive officers, except for our Chief Executive Officer, recommendations for equity awards are made by our Chief Executive Officer and reviewed and approved by our People & Compensation Committee.

Under the terms of our 2021 Equity Incentive Plan, pursuant to which new equity awards are granted, the exercise price of any option (which we have not granted since 2022) to purchase shares of our common stock awarded under the plan must be equal to at least 100% of the fair market value of our common stock (which is determined based on the closing sales price of our common stock on the Nasdaq Global Market) on the date of grant.

RESTRICTIONS ON TRADING

Our Insider Trading Policy, as amended and restated in the first quarter of 2023 (ITP), prohibits our employees (including officers) and directors, or any of their designees, from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities (i) granted to the employee or director as part of the compensation of the employee or director; or (ii) held, directly or indirectly, by the employee or director. Although our employees (including officers) and directors may pledge our equity securities held by them with the prior clearance of one of our compliance officers, such persons are responsible for ensuring that foreclosure on any such account would not violate our ITP and should be aware that sales of such securities could have securities law implications.

RULE 10B5-1 SALES PLANS

Our ITP permits our directors, officers and employees to enter into trading plans complying with Rule 10b5-1 under the Exchange Act at a time when such individuals are not in possession of material non-public information. Certain of our executive officers and directors have adopted, and may in the future adopt, Rule 10b5-1 trading plans. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place. Accordingly, sales under these plans may occur at any time during the term of the trading plan, including possibly before, simultaneously with, or immediately after significant events involving our company, and at other times, including during a closed trading window, when a director, officer, or employee may be prohibited from trading otherwise.

STOCK OWNERSHIP GUIDELINES

To better align the interests of our executive officers with those of our stockholders, in July 2023 we adopted a stock ownership policy that requires our executive officers (as defined for purposes of Section 16 of the Securities Exchange Act of 1934, as amended) to hold specified amounts of Flywire stock or other qualifying equity securities. Qualifying equity securities include Flywire common stock, including both vested and unvested restricted stock unit awards that do not have an exercise or purchase price, and shares issuable under equity awards that vest based on the achievement of performance goals after such conditions have been satisfied. Qualifying equity securities include shares held by the executive or any immediate family members living in his or her household. Under the policy, ownership guidelines are five times (5x) annual base salary for our Chief Executive Officer and two times (2x) base salary for all other executive officers. Compliance with this policy is measured at the end of our fiscal year and is measured based on the closing price of the common stock on the applicable measurement date (or the last prior trading day if the measurement date is not a trading day). Each executive officer has five years from the later of (i) the effective date of the policy (July 2023) or (ii) the first date the individual became subject to the guidelines as an executive officer. If at that

Flywire Corporation   34   2025 Proxy Statement

point an executive officer does not hold the required amount, then they are required to maintain 50% of any shares acquired through stock option exercises and vesting of restricted stock units until such time as the threshold is met. At the end of 2024, each executive officer had satisfied the stock ownership guidelines.

In November 2024 we adopted a stock ownership policy that requires the non-employee members of our Board of Directors to hold specified amounts of Flywire stock or other qualifying equity securities. Qualifying equity securities include Flywire common stock, including both vested and unvested restricted stock unit awards that do not have an exercise or purchase price, and shares issuable under equity awards that vest based on the achievement of performance goals after such conditions have been satisfied. Qualifying equity securities include shares held by the executive or any immediate family members living in his or her household. Under the policy, ownership guidelines are five times (5x) the annual cash retainer for Board service, excluding any additional retainers for committee service or for service as lead independent director or Chairman of the Board. This requirement applies to such directors irrespective of their acceptance of any such payment. Compliance with this policy is measured at the end of our fiscal year and is measured based on the closing price of the common stock on the applicable measurement date (or the last prior trading day if the measurement date is not a trading day). Each non-employee director has three years from the later of (i) the effective date of the policy (November 2024) or (ii) the first date the individual became subject to the guidelines as a non-employee director. If at that point a director does not hold the required amount, then they are required to maintain 50% of any shares acquired through stock option exercises and vesting of restricted stock units until such time as the threshold is met. At the end of 2024, each director had satisfied the stock ownership guidelines.

PEOPLE & COMPENSATION COMMITTEE REPORT*

Our People & Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, our People & Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be incorporated by reference into our 2024 Annual Report and included in this proxy statement.

Respectfully submitted by the members of the People & Compensation Committee of our Board of Directors:

Diane Offereins, Chair

Matthew Harris

Gretchen Howard

*

The material in this report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Flywire Corporation under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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FISCAL 2024 SUMMARY COMPENSATION TABLE

The following table shows information regarding the compensation awarded to, earned by, or paid to our NEOs for the years indicated:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	STOCK AWARDS ($)(1)		OPTION AWARDS ($)(1)		NON-EQUITY INCENTIVE PLAN COMPENSATION ($)		ALL OTHER COMPENSATION ($)		TOTAL ($)

Michael Massaro Chief Executive Officer	2024	450,000	9,295,443		—		241,776	(2)	11,598	(3)	9,998,817
	2023	450,000	7,628,574		—		585,000		11,076		8,674,650
	2022	450,000	6,384,148		—		226,200		10,326		7,070,674

Robert Orgel President and Chief Operating Officer	2024	350,000	5,402,978		—		120,888	(2)	7,748	(4)	5,881,614
	2023	350,000	4,024,716		—		293,000		8,799		4,676,515
	2022	350,000	3,192,061		—		195,750		10,326		3,748,137

Cosmin Pitigoi(5) Chief Financial Officer	2024	340,353	10,747,871		—		133,805	(2)	55,103	(6)	11,277,132

Peter Butterfield General Counsel and Chief Compliance Officer	2024	310,000	2,091,473		—		80,592	(2)	10,486	(7)	2,492,551
	2023	300,000	1,920,285		—		195,000		10,603		2,425,888

David King Chief Technology Officer	2024	310,000	3,834,380		—		80,592	(2)	10,498	(8)	4,235,470
	2023	300,000	3,235,565		—		195,000		10,144		3,740,709
	2022	294,792	3,192,061		—		132,525		7,835		3,627,213
	2024	87,500	731,131	(10)	600,887	(10)	—		341,788	(11)	1,761,306

Michael Ellis(9) former Chief Financial Officer	2023	325,000	3,077,808		335,076		293,000		10,158		4,041,042
	2022	319,792	2,280,055		—		203,175		10,266		2,813,288

(1)

Reflects the aggregate grant date fair value of option and stock awards granted during the applicable year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 13 to our audited financial statements included in the 2024 Annual Report.

(2)	Represents amounts paid under our 2024 cash incentive bonus program paid in March 2025. See “Compensation Discussion and Analysis” above for further details regarding this program.

(3)	This amount represents $1,248 in life and other supplemental insurance premiums paid on Mr. Massaro’s behalf and a $10,350 matching contribution to his 401(k) account.

(4)	This amount represents $1,248 in life and other supplemental insurance premiums paid on Mr. Orgel’s behalf and a $6,500 matching contribution to his 401(k) account.

(5)	Mr. Pitigoi commenced employment with us as our Chief Financial Officer and principal financial officer on March 4, 2024.

(6)

This amount represents $1,248 in life and other supplemental insurance premiums paid on Mr. Pitigoi’s behalf, a $8,200 matching contribution to his 401(k) account, and $45,623 in relocation and temporary living expenses.

(7)	This amount represents $1,248 in life and other supplemental insurance premiums paid on Mr. Butterfield’s behalf and a $9,238 matching contribution to his 401(k) account.

(8)	This amount represents $1,248 in life and other supplemental insurance premiums paid on Mr. King’s behalf and a $9,250 matching contribution to his 401(k) account.

(9)	Effective March 4, 2024, Mr. Ellis ceased serving as our Chief Financial Officer and principal financial officer.

(10)

Pursuant to the terms of his Transition Agreement, we (a) accelerated the vesting of certain restricted stock units and stock options previously granted to Mr. Ellis and (b) extended the exercise period of his vested nonqualified stock options. The amount reported represents the incremental fair value of these modified restricted stock units and stock options determined in accordance with FASB ASC Topic 718.

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(11)

This amount consists of the severance benefits payable in connection with his Transition Agreement including $237,500 in severance payments, $75,000 representing a cash bonus and $18,569 in COBRA payments. This amount also represents $369 in life and other supplemental insurance premiums paid on Mr. Ellis’ behalf and a $10,350 matching contribution to his 401(k) account.

EMPLOYMENT ARRANGEMENTS WITH OUR NAMED EXECUTIVE OFFICERS

We have entered into employment agreements with our NEOs. Each of these agreements provide for at-will employment and includes the NEO’s base salary at the time of entering into such agreement. In addition, each of our NEOs has executed our standard confidential information and invention assignment agreement.

FISCAL 2024 GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth certain information regarding each plan-based award granted to our NEOs during our Fiscal 2024. Mr. Ellis was not granted any plan-based awards during Fiscal 2024. For a description of the types of awards indicated below, please see our Compensation Discussion and Analysis section above.

		ESTIMATED FUTURE PAYOUTS UNDER NON- EQUITY INCENTIVE PLAN AWARDS(1)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(2)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(3)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)

Michael Massaro	N/A	225,000	450,000	675,000

	3/2/2024				340,867	$9,295,443

Robert Orgel	N/A	112,500	225,000	337,500

	3/2/2024				198,129	$5,402,978

Cosmin Pitigoi	N/A	150,000	300,000	450,000

	3/4/2024				394,128	$10,747,871

Peter Butterfield	N/A	75,000	150,000	225,000

	3/2/2024				76,695	$2,091,473

David King	N/A	75,000	150,000	225,000

	3/2/2024				140,608	$3,834,380

(1)

Amounts shown in these columns represent the range of possible cash payouts for each NEO under the 2024 cash incentive bonus program. Please see the discussion of the 2024 cash incentive bonus program in the Compensation Discussion and Analysis above.

(2)

This amount reflects the number of shares of common stock underlying time-vesting RSUs granted, which for Messrs. Massaro, Orgel, Butterfield and King vested with respect to 25% of the shares on March 1, 2025, with the remainder of the shares vesting in equal quarterly installments over the following three years, provided the NEO provides continuous service to us through such vesting dates. Mr. Pitigoi’s RSUs vest with respect to 35% of the shares after 12 months of continuous service, with the balance vesting in quarterly installments over the next 12 quarters of continuous service such that 28% of the shares vest in the second year, 22% of the shares vest in the third year and the remaining 15% of the shares vest in the fourth year.

(3)

Reflects the grant date fair value of the stock award calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 13 to our audited financial statements included in our 2024 Annual Report.

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OUTSTANDING EQUITY AWARDS AT FISCAL 2024 YEAR-END

The following table sets forth information regarding outstanding equity awards held by each of our NEOs as of December 31, 2024.

	OPTION AWARDS					STOCK AWARDS

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)

Michael Massaro	88,731		—	0.59	7/25/26

	23,598		—	0.59	7/25/26

	18,435		—	3.28	2/27/29

	302,724		—	3.30	10/31/29

	293,750	(2)	6,250	3.95	1/20/31

	235,000	(3)	65,000	3.95	1/20/31

						77,763	(4)	1,603,473

						159,996	(5)	3,299,118

						340,867	(6)	7,028,678

Robert Orgel	384,452		—	3.30	10/31/29

	225,288	(7)	9,375	3.95	1/20/31

						39,382	(4)	1,603,473

						84,411	(5)	3,299,118

						198,129	(6)	7,028,678

Cosmin Pitigoi						394,128	(8)	8,126,919

Peter Butterfield	90		—	0.35	3/10/25

	145,950		—	0.59	7/25/26

	90,066		—	3.28	11/27/28

	67,107	(7)	2,500	3.95	1/20/31

						16,878	(4)	348,024

						40,276	(5)	830,491

						76,695	(6)	1,581,451

David King	11,250	(7)	1,875	3.95	1/20/31

						39,383	(4)	812,077

						67,860	(5)	1,399,273

						140,608	(5)	2,899,337

Michael Ellis	319,628	(7)	—	3.95	4/5/25	—		—

(1)

Computed in accordance with SEC rules as the number of shares of common stock underlying unvested RSUs multiplied by the closing market price per share of our common stock on December 31, 2024, which was the last trading day of 2024, which was $20.62 per share. The actual value (if any) to be realized by the NEO depends on whether the RSUs vest and the future performance of our common stock. Each of the RSUs vest if we are acquired and the NEO is either terminated without cause or voluntarily resigns for good reason under certain circumstances following our change of control, as discussed in more detail below under Fiscal 2023 Potential Payments Upon Termination or Change in Control.

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(2)	The shares originally subject to this option vest in substantially equal monthly installments over the next 48 months of continuous service to Flywire after January 21, 2021.

(3)	The shares subject to this option vest in substantially equal monthly installments over the next 60 months of continuous service to Flywire after January 21, 2021.

(4)	Time-based restricted stock units vest 25% on March 4, 2023 and the remaining 75% in substantially equal quarterly installments over the next 36 months of continuous service to Flywire thereafter.

(5)	Time-based restricted stock units vest 25% on March 1, 2024 and the remaining 75% in substantially equal quarterly installments over the next 36 months of continuous service to Flywire thereafter.

(6)	Time-based restricted stock units vest 25% on March 1, 2025 and the remaining 75% in substantially equal quarterly installments over the next 36 months of continuous service to Flywire thereafter.

(7)	The share subject to this option vest 25% on January 21, 2022 and the remaining 75% in substantially equal monthly installments over the next 36 months of continuous service to Flywire thereafter.

(8)

Time-based restricted stock units vest 35% on March 4, 2025, with the balance vesting in quarterly installments over the next 12 months of continuous service to Flywire such that 28% of the shares vest in the second year, 22% of the shares vest in the third year and the remaining 15% of the shares vest in the fourth year.

FISCAL 2024 OPTION EXERCISES AND STOCK VESTED TABLE

The following table presents certain information regarding options exercised and common stock received upon vesting of restricted stock unit awards by our NEOs during Fiscal 2024.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)

Michael Massaro	107,538	2,092,367	187,450	4,363,830

Robert Orgel	25,337	320,513	97,158	2,265,759

Cosmin Pitigoi	—	—	—	—

Peter Butterfield	88,952	1,567,749	44,825	1,048,860

David King	28,406	450,230	84,284	1,951,323

Michael Ellis	169,606	2,388,094	71,155	1,722,765

(1)

For option awards, value realized on exercise is based on the closing price of our common stock on the exercise date less the exercise price. For stock awards, value realized on vesting is based on the closing price of our common stock on the vesting date. In neither case do the amounts set forth above necessarily reflect proceeds actually received by the NEO. Our NEOs will only realize value on these awards when the underlying shares are sold, which value may differ from the value shown in the table above as it is dependent on the price at which such shares of common stock are actually sold.

PENSION BENEFITS

We do not maintain any defined benefit pension plans.

NONQUALIFIED DEFERRED COMPENSATION

We do not maintain any nonqualified deferred compensation plans.

Flywire Corporation   39   2025 Proxy Statement

FISCAL 2024 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table, footnotes and narrative set forth our payment and benefit obligations pursuant to the employment agreements with each of our NEOs (other than Mr. Ellis) if the NEO’s employment is terminated by us or our acquirer or successor without Cause (as defined below) or if such executive Resigns for Good Reason (as defined below) within or outside the three months prior to a change in control, upon a change in control, or within 12 months following a change in control (such period being the Change in Control Window), in each case assuming termination on December 31, 2024. Because our executive compensation program is heavily weighted towards equity-based compensation, a significant percentage of the compensation to be received by our NEOs upon a termination of employment or Resignation for Good Reason (as defined below) under the circumstances described below relates to the settlement of outstanding equity awards. Please see the Outstanding Equity Awards at Fiscal 2024 Year-End above for further information regarding outstanding equity awards granted to the NEOs in Fiscal 2024 and in prior years.

NAME	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON WITHIN CHANGE IN CONTROL WINDOW ($)(1)	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON OUTSIDE CHANGE IN CONTROL WINDOW ($)(2)

Michael Massaro
Cash Severance(3)	1,350,000	900,000
Option Acceleration(4)	1,187,738	604,288
Restricted Stock Unit Acceleration(5)	11,951,888	3,579,199
Benefit Continuation	44,721	29,814
Total Value	14,534,346	5,113,300
Robert Orgel
Cash Severance(3)	575,000	487,500
Option Acceleration(4)	156,281	156,281
Restricted Stock Unit Acceleration(5)	6,638,032	1,988,284
Benefit Continuation	29,814	22,360
Total Value	7,399,127	2,654,425
Cosmin Pitigoi
Cash Severance(3)	710,000	607,500
Option Acceleration(4)	—	—
Restricted Stock Unit Acceleration(5)	8,126,919	3,413,270
Benefit Continuation	29,814	22,360
Total Value	8,866,733	4,043,130
Peter Butterfield
Cash Severance(3)	460,000	305,000
Option Acceleration(4)	41,675	—
Restricted Stock Unit Acceleration(5)	2,759,966	—
Benefit Continuation	29,527	14,763
Total Value	3,291,168	319,763
David King
Cash Severance(3)	460,000	305,000
Option Acceleration(4)	31,256	—
Restricted Stock Unit Acceleration(5)	5,110,668	—
Benefit Continuation	29,814	14,907
Total Value	5,631,758	319,907

(1)

Pursuant to their employment agreements, if we terminate the employment of any of our NEOs without Cause (as defined below) or if such executive Resigns for Good Reason (as defined below) in a Change of Control Window, then, subject to them executing and not revoking a release of claims against us, such named executive officer will be eligible to receive:

a.	a lump sum cash payment equal to one (1) (one and one-half (1.5) in the case of Mr. Massaro) multiplied by the sum of (1) his then current base salary and (2) his annual target bonus;

b.	the payment of COBRA continuation premiums for up to 12 months (18 months in the case of Mr. Massaro); and

Flywire Corporation   40   2025 Proxy Statement

c.

any unvested option shares and equity awards that are subject to time-based vesting shall be vested in full and non-forfeitable; provided, that, (1) with respect to Messrs. Massaro and Orgel, in the event that, prior to such termination, any unvested options held by the executive were terminated without payment upon the closing of the change in control, then, in lieu of the acceleration of such vesting, the executive shall receive a cash payment equal in value to the difference between (i) the amount payable per share in the change in control, multiplied by the number of option shares that would have been accelerated and (ii) the aggregate exercise price of such shares; and (2) ) with respect to Mr. Pitigoi, in the event that, prior to such termination, any unvested RSUs held by the executive were terminated without payment upon the closing of the change in control, then, in lieu of the acceleration of such vesting, the executive shall receive a cash payment equal to the amount payable per share in the change in control, multiplied by the number of RSUs that would have been accelerated. Solely with respect to Mr. Orgel’s stock options that were outstanding as of May 28, 2021, Mr. Orgel may exercise such vested options for up to 12 months following a termination without Cause or his Resignation for Good Reason in connection with a change in control provided that no such exercise period shall extend beyond the applicable extension date of such options.

(2)

Pursuant to their employment agreements, if we terminate the employment of any of our NEOs without Cause or if such executive Resigns for Good Reason outside of a Change in Control Window, then, subject to them executing and not revoking a release of claims against us, such named executive will be eligible to receive:

•	salary continuation at his then current base salary for the applicable continuation period following such termination;

•	a lump sum payment equal to his accrued and unpaid annual bonus if he or she is terminated after the end of a fiscal year, but prior to payment of such bonus;

•	in the case of Messrs. Massaro, Orgel and Pitigoi, an additional six months of vesting with respect to any outstanding equity awards; and

•	the payment of COBRA continuation premiums for the applicable continuation period.

The applicable continuation period is (i) six months for Messrs. Butterfield and Mr. King, (ii) nine months for Messrs. Orgel and Pitigoi, and (iii) 12 months for Mr. Massaro.

Cause is defined in the employment agreements as (i) a material failure by the executive to comply with our written policies or rules after being provided written notice and failing to remedy such failure within 30 days after such notice; (ii) the executive’s conviction of, or plea of guilty or no contest to, a crime involving moral turpitude, deceit, dishonesty or fraud that has caused harm to us or any affiliate of ours; (iii) the executive’s willful and continued failure to substantially perform (other than by reason of disability) his duties and responsibilities assigned or delegated after receiving written notification of such failure from our board of directors and failing to remedy such failure within 30 days after such notice; (iv) any intentional act of dishonesty, deceit, fraud, moral turpitude, misconduct, breach of trust or acts intentionally against the financial or business interests of Flywire by the executive, or his use or possession of illegal drugs in the workplace; (v) the material breach by the executive of any of his obligations under any agreement between him and us after being provided written notice and failing to remedy such failure within 30 days after such notice; or (vi) the executive’s failure to cooperate in good faith with a governmental or internal investigation of Flywire or its directors, officers or employees, if we have requested his cooperation. Notwithstanding the foregoing, no act, or failure to act, will be deemed willful or intentional if done or omitted to be done by the executive in good faith with a reasonable belief that his act, or failure to act, was in the best interest of Flywire.

Resign for Good Reason is defined in the employment agreement as a separation as a result of the executive resigning within 12 months after one of the following conditions has come into existence without his written consent: (i) a material diminution in the executive’s compensation (except for across-the-board reductions affecting our similarly situated employees generally); (ii) a material diminution in the executive’s title, duties, authority and responsibilities within Flywire; (iii) the relocation of the executive’s principal workplace by more than 50 miles away from the location which he was working immediately prior to the required relocation without his prior consent; or (iv) a material breach of our obligation under any agreement between us and the executive. A Resignation for Good Reason shall not be deemed to have occurred unless the executive gives our written notice of the condition within 60 days after the condition comes into existence and we fail to remedy the condition within 30 days after receiving his written notice.

(3)	For purposes of valuing cash severance payments in the table above, we used each NEO’s base salary and target bonus as of December 31, 2024.

(4)

The value realized on the acceleration of options is based on the difference between the closing market price per share of our common stock on December 31, 2024 and the exercise price of the related stock option, multiplied by the number of shares for which the options were exercised.

(5)	The value realized on the acceleration of restricted stock units is based on the closing market price per share of our common stock on December 31, 2024.

The following table describes the actual payment and benefits provided to Mr. Ellis upon the termination of his employment with our Company effective April 5, 2024 pursuant to his transition agreement.

NAME	($)

Michael Ellis

Cash Severance	237,500

Option Acceleration(1)	600,887

Restricted Stock Unit Acceleration	731,131

Benefit Continuation	18,569

Total Value	1,588,087

(1)

The option acceleration and restricted stock unit acceleration amounts reported above represent the incremental fair value of these modified stock options and restricted stock units determined in accordance with FASB ASC Topic 718.

Flywire Corporation   41   2025 Proxy Statement

PAY RATIO DISCLOSURE

As required by the Dodd-Frank Act and applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Michael Massaro, our Chief Executive Officer.

For our Fiscal 2024:

•	The median of the annual total compensation of all employees (other than our Chief Executive Officer) was $121,845; and

•	The annual total compensation of our Chief Executive Officer, as reported in the 2024 Summary Compensation Table included elsewhere in this Proxy Statement, was $9,998,817.

Based on this information the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our employees was 82 to 1.

The above ratio is appropriately viewed as an estimate. To identify the median of the annual compensation of our employees, we reviewed the base salaries, bonuses, incentives, other compensation and long-term incentive compensation grants of our U.S. and non-U.S. employees as of December 31, 2024. Out of our approximately 1,153 employees, approximately 774 of our employees are located outside of the U.S. Once we identified our median employee, using the methodology described above, we determined that employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for purposes of calculating the required pay ratio.

As required by the Dodd-Frank Act and applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Michael Massaro, our Chief Executive Officer.

Flywire Corporation   42   2025 Proxy Statement

PAY VERSUS PERFORMANCE
As required by applicable SEC rules, we are providing the following information about the relationship of compensation actually paid to our principal executive officer (PEO) and other NEOs and certain of our peers’ performance. For further information concerning our pay for performance philosophy and how our executive compensation aligns with our performance, refer to “Executive Compensation – Compensation Discussion and Analysis” above.
PAY VERSUS PERFORMANCE TABLE

			AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS (3) (d)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS (4) (e)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
YEAR (a)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO (1) (b)	COMPENSATION ACTUALLY PAID TO PEO (2) (c)			TOTAL SHAREHOLDER RETURN (5) (f)	PEER GROUP TOTAL SHAREHOLDER RETURN (6) (g)	NET INCOME (LOSS) (MILLIONS) (7) (h)	REVENUE LESS ANCILLARY SERVICES (MILLIONS) (8) (i)

2024	$9,998,817	$ 6,452,629	$5,129,615	$ 3,130,182	$ 86	$190	$ 2.9	$474.2

2023	$8,674,650	$ 8,251,940	$3,721,039	$ 3,521,333	$ 96	$140	($ 8.6)	$377.1

2022	$7,070,674	($ 4,643,996)	$3,133,530	($ 1,252,929)	$102	$ 89	($39.3)	$257.1

2021	$4,768,798	$40,706,656	$2,685,819	$21,188,572	$159	$126	($28.1)	$181.1

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Massaro (our Chief Executive Officer) for each corresponding year in the Total column of the Summary Compensation Table. Refer to Executive Compensation – Summary Compensation Table.

(2)
The dollar amounts reported in column (c) represent the amount of compensation actually paid to Mr. Massaro, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Massaro during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Massaro’s total compensation for each year to determine the compensation actually paid:

YEAR	REPORTED SUMMARY COMPENSATION TABLE TOTAL FOR PEO	REPORTED VALUE OF EQUITY AWARDS (a)	EQUITY AWARD ADJUSTMENTS (b)	COMPENSATION ACTUALLY PAID TO PEO

2024	$9,998,817	($9,295,443)	$5,749,255	$6,452,629

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the Stock Awards and Option Awards columns in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation methodology used to calculate fair values did not materially differ from those disclosed at the time of grant and include current economic assumptions as of the applicable valuation dates. The amounts deducted or added in calculating the equity award adjustments are as follows:

Flywire Corporation   43   2025 Proxy Statement

YEAR	YEAR END FAIR VALUE OF UNVESTED EQUITY AWARDS GRANTED IN THE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS GRANTED IN PRIOR YEARS	FAIR VALUE AS OF VESTING DATE OF EQUITY AWARDS GRANTED AND VESTED IN THE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE YEAR	FAIR VALUE AT THE END OF THE PRIOR YEAR OF EQUITY AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE YEAR	VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON STOCK OR OPTION AWARDS NOT OTHERWISE REFLECTED IN FAIR VALUE OR TOTAL COMPENSATION	TOTAL EQUITY AWARD ADJUSTMENTS

2024	$7,028,678	($796,523)	$0	($482,900)	$0	$0	$5,749,255

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for our NEOs as a group (excluding Mr. Massaro, who has served as our CEO since 2013) in the Total column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Massaro) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Robert Orgel, Michael Ellis, Peter Butterfield, David King, and Cosmin Pitigoi, (ii) for 2023, Robert Orgel, Michael Ellis, Peter Butterfield and David King, (iii) for 2022, Robert Orgel, Michael Ellis, Sharon Butler and David King; and (iv) for 2021, Robert Orgel and Michael Ellis.

(4)
The dollar amounts reported in column (e) represent the average amount of compensation actually paid to the NEOs as a group (excluding Mr. Massaro), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Massaro) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Massaro) for each year to determine the compensation actually paid, using the same methodology described above in Footnote (2) above:

YEAR	AVERAGE REPORTED SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS	AVERAGE REPORTED VALUE OF EQUITY AWARDS (a)	AVERAGE EQUITY AWARD ADJUSTMENTS (b)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS

2024	$5,129,615	($4,681,744)	$2,682,311	$3,130,182

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the Stock Awards and Option Awards columns in the Summary Compensation Table for the applicable year.

(b)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

YEAR	YEAR END FAIR VALUE OF UNVESTED EQUITY AWARDS GRANTED IN THE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS GRANTED IN PRIOR YEARS	FAIR VALUE AS OF VESTING DATE OF EQUITY AWARDS GRANTED AND VESTED IN THE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE YEAR	FAIR VALUE AT THE END OF THE PRIOR YEAR OF EQUITY AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE YEAR	VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON STOCK OR OPTION AWARDS NOT OTHERWISE REFLECTED IN FAIR VALUE OR TOTAL COMPENSATION	TOTAL EQUITY AWARD ADJUSTMENTS

2024	$3,338,625	($153,222)	$0	($122,132)	($380,961)	$0	$2,682,311

(5)
The dollar amounts reported in column (f) represent our cumulative total shareholder return (TSR). Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the price per share of our common stock at the end and the beginning of the measurement period by the price per share of our common stock at the beginning of the measurement period. For this purpose, the measurement period begins at the initial public offering in May 2021.

(6)	The peer group used for purposes of column (g) is the S&P 500 - Information Technology index.

(7)	The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for the applicable year.

(8)
Our People & Compensation Committee utilized Revenue Less Ancillary Services for the year ended December 31, 2024 of $474.2 million, which excludes revenue from the Invoiced acquisition and adjusts to remove foreign currency exchange rate fluctuations. Our Revenue Less Ancillary Services for the year ended December 31, 2023 was adjusted to $377.1 million based on pre-determined
adjustments related to excluding revenue from the StudyLink acquisition and the revenue portion for the Travel business above an internal target was discounted 50%. While we use numerous financial and non-financial
performance measures for the purpose of evaluating performance for our compensation programs, we have determined that Revenue Less Ancillary Services is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by us to link compensation actually paid to the our NEOs, for the most recently completed fiscal year, to our performance.

Flywire Corporation   44   2025 Proxy Statement

FINANCIAL PERFORMANCE MEASURES
As described in greater detail in the section “Executive Compensation – Compensation Discussion and Analysis” above, our executive compensation program reflects a pay for performance philosophy. Annual performance-based cash bonuses are tied primarily to achievement of corporate short-term financial goals and, for certain executives, individual performance. Long term incentive awards deliver value based on the performance of our common stock. The most important financial performance measures used by us to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance are as follows:

•	Revenue Less Ancillary Services; and

•	Adjusted EBITDA
ANALYSIS OF THE INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE
As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis” above, our executive compensation program reflects a pay for performance philosophy. While we utilize several performance measures to align executive compensation with our performance, all of those measures are not presented in the Pay versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year. In accordance with Item 402(v) of Regulation
S-K,
we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
COMPENSATION ACTUALLY PAID AND CUMULATIVE TSR
As demonstrated by the following graph, the amount of compensation actually paid (CAP) to Mr. Massaro and the average amount of compensation actually paid to our NEOs as a group (excluding Mr. Massaro) is aligned with our cumulative TSR over the four years presented in the table. The alignment of compensation actually paid with our cumulative TSR over the period presented is because a significant portion of the compensation actually paid to Mr. Massaro and to the other NEOs is comprised of equity awards. As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis” above, in Fiscal 2024, we granted an average of over 80% of our NEOs’ target direct compensation as equity-based compensation in the form of RSUs.

Flywire Corporation   45   2025 Proxy Statement

COMPENSATION ACTUALLY PAID AND NET INCOME (LOSS)
As demonstrated by the following table, the amount of compensation actually paid (CAP) to Mr. Massaro and the average amount of compensation actually paid to our NEOs as a group (excluding Mr. Massaro) is generally aligned with our net income (loss) over the four years presented in the table. Due to the emphasis we place on equity compen satio
n, stock return is the primary driver of CAP for the four years shown in the chart. Equity compensation is sensitive to stock prices.

COMPENSATION ACTUALLY PAID AND REVENUE LESS ANCILLARY SERVICES
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Massaro and the average amount of compensation actually paid to our NEOs as a group (excluding Mr. Massaro) is not aligned with our Revenue Less Ancillary Services, as modified by our Compensation Committee, over the four years presented in the table. This is largely due to the emphasis we place on equity compensation, which is sensitive to stock price changes.

Flywire Corporation   46   2025 Proxy Statement

OUR CUMULATIVE TSR AND CUMULATIVE TSR OF THE PEER GROUP
As demonstrated by the following graph, our cumulative TSR over the four-year period presented in the table was
-14.1%,
while the cumulative TSR of the peer group presented for this purpose, S&P 500 – Information Technology Sector, was 89.5% over the four years presented in the table. Our cumulative TSR underperformed the S&P 500 – Information Technology Sector during the four years presented in the table. For more information regarding our performance and the peer group of companies that our Compensation Committee considers when determining compensation, refer to Executive Compensation – Compensation Discussion and Analysis.

Flywire Corporation   47   2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our voting common stock as of April 8, 2025 for:

•	each of our named executive officers;

•	each of our current directors;

•	all of our current executive officers and directors as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of voting common stock

The table below is based upon information supplied by officers, directors and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through April 8, 2025.

The percentage ownership is based upon 120,004,210 shares of voting common stock outstanding as of April 8, 2025. For purposes of the table below, we deem shares of common stock subject to options that are currently exercisable or exercisable within sixty (60) days of April 8, 2025 and common stock subject to restricted stock unit awards that will vest within sixty (60) days of April 8, 2025 to be outstanding and to be beneficially owned by the person holding the options or restricted stock unit award for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Certain stockholders listed in the table also hold non-voting common stock, which are not entitled to vote at the Annual Meeting, as described in the relevant footnotes to the table below. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Flywire Corporation, 141 Tremont St., 10th Floor, Boston, Massachusetts 02111.

Flywire Corporation   48   2025 Proxy Statement

COMMON STOCK

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES OF VOTING COMMON STOCK	PERCENTAGE OF CLASS

5% or Greater Stockholders

The Vanguard Group, Inc.(1)	12,186,876	10.2%

FMR LLC(2)	11,082,317	9.2%

William Blair Investment Management, LLC(3)	10,441,790	8.7%

Ossa Investments Pte. Ltd(4)	8,684,895	7.2%

BlackRock, Inc.(5)	7,770,569	6.5%

Named Executive Officers and Directors

Michael Massaro(6)	2,532,738	2.1%

Robert Orgel(7)	830,066	*

Cosmin Pitigoi(8)	116,037	*

Peter Butterfield(9)	459,002	*

David King(10)	710,688	*

Alex Finkelstein(11)	242,283	*

Matthew Harris(12)	10,466	*

Gretchen Howard(13)	23,160	*

Carleigh Jaques(14)	—	*

Diane Offereins(15)	25,503	*

Phillip Riese(16)	415,503	*

Edwin Santos(17)	10,466	*

Michael Ellis(18)	766,855	*

All current executive officers and directors as a group (12 persons)(19)	5,375,912	4.4%

*	Less than 1% of the outstanding shares of voting common stock.

(1)

Consists of shares of our common stock held by The Vanguard Group, Inc. The Vanguard Group, Inc. has shared power to vote or direct the vote with respect to 353,049 shares of our common stock, sole power to dispose or to direct the disposition of 11,833,827 shares of our common stock, and shared power to dispose or to direct the disposition of 138,360 shares of our common stock. The business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355. The foregoing information in this footnote is based on a Schedule 13G/A filed by The Vanguard Group, Inc. on March 6, 2025.

(2)

Consists of shares of our common stock held by FMR LLC. FMR LLC has the sole power to vote or direct the vote with respect to all of such shares. The business address of FMR LLC is 245 Summer Street, Boston, MA 02210. The foregoing information in this footnote is based on a Schedule 13G/A filed by FMR LLC on November 12, 2024.

(3)

Consists of shares of our common stock held by William Blair Investment Management, LLC. William Blair Investment Management, LLC has the sole power to vote or direct the vote with respect to all of such shares. The business address of William Blair Investment Management, LLC is 150 North Riverside Plaza, Chicago, IL 60606. The foregoing information in this footnote is based on a Schedule 13G filed by William Blair Investment Management, LLC on November 14, 2024.

(4)

These securities are held by Ossa Investments Pte. Ltd. Ossa Investments Pte. Ltd. is a direct wholly-owned subsidiary of Hotham Investments Pte Ltd (Hotham), which in turn is a direct wholly-owned subsidiary of Fullerton Management Pte Ltd (Fullerton), which in turn is a direct wholly-owned subsidiary of Temasek Holdings (Private) Limited (Temasek). In such capacities, each of Hotham, Fullerton and Temasek may be deemed to have voting and dispositive power over the shares held by Ossa Investments Pte. Ltd. Ossa Investments Pte. Ltd. also owns 1,873,320 shares of our non-voting common stock. The address for Ossa Investments Pte. Ltd., Fullerton and Temasek is 60B Orchard Road #06-18 Tower 2, The Atrium@Orchard, Singapore 238891. The foregoing

Flywire Corporation   49   2025 Proxy Statement

information in this footnote is based on a Schedule 13G/A filed by Ossa Investments Pte. Ltd, Temasek Holdings (Private) Limited, Hotham Investments Pte Ltd and Fullerton Management Pte Ltd, on October 25, 2024.

(5)

Consists of shares of our common stock held by BlackRock, Inc. BlackRock, Inc. has the sole power to vote or direct the vote with respect to all of such shares. The business address of BlackRock, Inc. is 50 Hudson Yards New York, NY 10001. The foregoing information in this footnote is based on a Schedule 13G filed by BlackRock, Inc. on January 29, 2024.

(6)

Includes options to purchase 821,137 shares of common stock held by Mr. Massaro that may be exercised within 60 days of the Record Date and 54,833 shares underlying restricted stock unit awards held by Mr. Massaro which may vest within 60 days of the Record Date.

(7)

Includes options to purchase 619,115 shares of common stock held by Mr. Orgel that may be exercised within 60 days of the Record Date and 29,638 shares underlying restricted stock unit awards held by Mr. Orgel which may vest within 60 days of the Record Date.

(8)	Includes 27,588 shares underlying restricted stock unit awards held by Mr. Pitigoi which may vest within 60 days of the Record Date.

(9)

Includes options to purchase 305,623 shares of common stock held by Mr. Butterfield that may be exercised within 60 days of the Record Date and 12,643 shares underlying restricted stock unit awards held by Mr. Butterfield which may vest within 60 days of the Record Date.

(10)

Includes options to purchase 13,125 shares of common stock held by Mr. King that may be exercised within 60 days of the Record Date and 24,204 shares underlying restricted stock unit awards held by Mr. King which may vest within 60 days of the Record Date.

(11)	Includes 10,466 shares underlying restricted stock unit awards held by Mr. Finkelstein which may vest within 60 days of the Record Date.

(12)	Includes 10,466 shares underlying restricted stock unit awards held by Mr. Harris which may vest within 60 days of the Record Date.

(13)	Includes 10,466 shares underlying restricted stock unit awards held by Ms. Howard which may vest within 60 days of the Record Date.

(14)	Includes 10,466 shares underlying restricted stock unit awards held by Ms. Jaques which may vest within 60 days of the Record Date.

(15)	Includes 10,466 shares underlying restricted stock unit awards held by Ms. Offereins which may vest within 60 days of the Record Date.

(16)

Includes options to purchase 198,000 shares of common stock held by Mr. Riese that may be exercised within 60 days of the Record Date and 10,466 shares underlying restricted stock unit awards held by Mr. Riese which may vest within 60 days of the Record Date.

(17)	Includes 10,466 shares underlying restricted stock unit awards held by Mr. Santos which may vest within 60 days of the Record Date.

(18)	Based upon information known to the Company as of the date hereof.

(19)

Includes options to purchase 1,957,000 shares of common stock that may be exercised within 60 days of the Record Date and 211,702 shares underlying restricted stock unit awards which may vest within 60 days of the Record Date.

Flywire Corporation   50   2025 Proxy Statement

Certain Relationships and Related Party Transactions

In addition to the compensation arrangements with our directors and executive officers described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2024 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds the lesser of $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

INDEMNIFICATION AGREEMENTS

We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, judgments, fines and settlement amounts, among others, incurred by this person in any action or proceeding arising out of this person’s services as a director or executive officer in any capacity with respect to any employee benefit plan or as a director, partner, trustee or agent of another entity at our request. We believe that these provisions in our amended and restated certificate of incorporation and amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS

Pursuant to our Code of Conduct and amended and restated Audit Committee charter, any related party transaction or series of transactions with an executive officer, director, or any of such persons’ immediate family members or affiliates, in which the amount, either individually or in the aggregate, involved exceeds $120,000 must be presented to our Audit Committee for review, consideration and approval. All of our directors and executive officers are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed transactions, our Audit Committee shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those transactions that, in light of known circumstances, are not inconsistent with Flywire’s best interests, as our Audit Committee determines in the good faith exercise of its discretion.

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Audit Committee Report

The information contained in the following report of Flywire’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Flywire specifically incorporates it by reference.

REVIEW OF AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2024

The Audit Committee has reviewed and discussed with Flywire’s management and PricewaterhouseCoopers LLP the audited financial statements of Flywire for the year ended December 31, 2024. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB and the SEC regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 2024 Annual Report for filing with the SEC.

Submitted by the audit committee of the Board of Directors:

Edwin Santos (Chair)

Phillip Riese

Alex Finkelstein

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and certain of our officers and any person who beneficially owns more than 10% of our common stock to file with the SEC initial reports of beneficial ownership and reports of subsequent changes in their beneficial ownership of our common stock. Such directors, executive officers and stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those filings that were not filed when due.

To our knowledge, based solely on our review of copies of the reports filed with the SEC pursuant to Section 16(a) of the Exchange Act and the written representations of the reporting persons, we believe that all reporting requirements under Section 16(a) of the Exchange Act during 2024 were complied with by each of our directors and officers and each person who beneficially owned more than 10% of our common stock.

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Other Matters

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as Flywire may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the internet or by telephone as instructed, or by executing and returning a proxy card, if you have requested one, in the envelope provided.

THE BOARD OF DIRECTORS

Boston, Massachusetts

April 22, 2025

Flywire Corporation   54   2025 Proxy Statement

Your vote
P. O. BOX 8016, CARY, NC 27512-9903 matters!
Have your ballot ready and please use one of the methods below for easy voting:
Your control number
Have the 12 digit control number located in the box above available when you access the website and follow the instructions.
Flywire Corporation Internet:
www.proxypush.com/FLYW
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
For Stockholders of record as of April 8, 2025 Phone:
Tuesday, June 3, 2025 9:30 AM, Eastern Time 1-855-782-8496
• Use any touch-tone telephone
Annual Meeting to be held live via the Internet Please visit • Have your Proxy Card ready
www.proxydocs.com/FLYW for more details. • Follow the simple recorded instructions
Mail:
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid
YOUR VOTE IS IMPORTANT!  envelope provided
PLEASE VOTE BY: 9:30 AM, Eastern Time, June 3, 2025. Virtual:
You must register to attend the meeting online
and/or participate at www.proxydocs.com/FLYW
This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints Michael Massaro and Cosmin Pitigoi (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Flywire Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE
Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Flywire Corporation Annual Meeting of Stockholders
Please make your marks like this:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1, 2 AND 3
BOARD OF
DIRECTORS
PROPOSAL YOUR VOTE RECOMMENDS
1. Elect two directors to serve as Class I directors until the 2028 Annual Meeting of Stockholders
FOR WITHHOLD
1.1 Michael Massaro FOR
1.2 Diane Offereins FOR
FOR AGAINST ABSTAIN
2. Ratify the appointment of PricewaterhouseCoopers LLP as Flywire Corporation’s independent FOR registered public accounting firm for the year ending December 31, 2025
3. Approve, on a non-binding, advisory basis, the compensation of Flywire Corporation’s named FOR executive officers
You must register to attend the meeting online and/or participate at www.proxydocs.com/FLYW
Authorized Signatures—Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.
Signature (and Title if applicable)
Date
Signature (if held jointly)
Date